Exhibit 4(d)

C L I F F O R D	CLIFFORD CHANCE LLP
C H A N C E

CONFORMED COPY

WESTERN POWER DISTRIBUTION PLC HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED
TRUST DEED RELATING TO £350,000,000 3.500 PER CENT. NOTES DUE OCTOBER 2026 (WITH AUTHORITY TO ISSUE FURTHER NOTES)

CONTENTS
Clause	Page

1	Definitions and Interpretation	1
2	Covenant to Repay	7
3	The Original Notes	9
4	Covenant to Comply with Trust Deed and Schedules	10
5	Covenants by the Issuer	10
6	Amendments and Substitution	13
7	Enforcement	16
8	Application of Moneys	17
9	Terms of Appointment	19
10	Costs and Expenses	25
11	Information Sharing	27
12	Appointment and Retirement	28
13	Notices	29
14	Law and Jurisdiction	30
15	Severability	30
16	Contracts (Rights of Third Parties) Act 1999	31
17	Counterparts	31
Schedule 1		32
Part A Form of Temporary Global Note		32
Part B Form of Permanent Global Note		41
Schedule 2		46
Part A Form of Definitive Note		46
Part B Terms and Conditions of the Notes		48
Part C Form of Original Coupon		65
Schedule 3 Provisions for Meetings of Noteholders		67

THIS TRUST DEED is made on 16 October 2018
BETWEEN:

(1)	WESTERN POWER DISTRIBUTION PLC (the "Issuer"); and

(2)
HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED (in its capacity as the "Trustee", which expression includes, where the context admits, all persons for the time being the trustee or trustees of this Trust Deed which includes any replacement Trustee or co-Trustee).

WHEREAS

(A)	The Issuer has authorised the creation and issue of £350,000,000 in aggregate principal amount of 3.500 per cent. Notes due October 2026 to be constituted in relation to this Trust Deed.

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.
NOW THIS DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Trust Deed the following expressions have the following meanings:
"£" or "Sterling" or "GBP" denotes the lawful currency for the time being of the United Kingdom;
"Agency Agreement" means, in relation to the Notes of any relevant series, the agreement appointing the initial Paying Agents in relation to such Notes and any other agreement for the time being in force appointing Successor paying agents in relation to such Notes, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements, in relation to such Notes;
"Applicable Laws" means all applicable laws, rules, regulations, ordinances, regulations, directives, statutes, authorisations, permits, licences, notices, instructions, decrees, publications of any government authority or any other relevant regulator (including the FCA's guidance, policies and publications relating to the Treating Customers Fairly initiative), any judgment or judicial practice of any court and any other legally binding requirements of any government authority having jurisdiction, including, but not limited to: (i) any rule or practice of any Authority by which any Party is bound or with which it is accustomed to comply; (ii) any agreement between any Authorities; and (iii) any agreement between any Authority and any Party that is customarily entered into by institutions of a similar nature;
"Appointee" means any delegate, agent, nominee, receiver or custodian appointed or employed pursuant to the provisions of this Trust Deed;
"Auditors" means the auditors for the time being of the Issuer and, if there are joint auditors, means all or any one of such joint auditors or, in the event of any of them being unable or unwilling to carry out any action requested of them pursuant to this Trust Deed, means such other firm of chartered accountants in England as may be nominated in writing by the Trustee for the purpose;

"Authority" means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction;
"Clearstream, Luxembourg" means Clearstream Banking S.A.;
"Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time;
"Conditions" means, in relation to the Original Notes, the terms and conditions to be endorsed on the Original Notes, in the form or substantially in the form set out in Part B of Schedule 2, and, in relation to any Further Notes, the terms and conditions endorsed on the Notes in accordance with the supplemental deed relating thereto or substantially in the form set out or referred to in the supplemental deed relating thereto, as any of the same may from time to time be modified in accordance with this Trust Deed and any reference in this Trust Deed to a particular numbered Condition shall be construed in relation to the Original Notes accordingly and any reference in this Trust Deed to a particular numbered Condition in relation to any Further Notes shall be construed as a reference to the provision (if any) in the Conditions of such Further Notes which corresponds to the particular numbered Condition of the Original Notes;
"Couponholder" means the holder of a Coupon;
"Coupons" means the bearer interest coupons in or substantially in the form set out in Part C of Schedule 2 appertaining to the Notes and for the time being outstanding or, as the context may require, a specific number thereof and includes any replacement Coupons issued pursuant to Condition 13 (Replacement of Notes and Coupons);
"Euroclear" means Euroclear Bank SA/NV;
"Event of Default" means any one of the circumstances described in Condition 9 (Events of Default), but in the case of the event described in paragraph (ii) (Breach of other obligations thereof in relation to the Issuer only if such event is certified by the Trustee to be materially prejudicial to the interests of the Noteholders;
"Extraordinary Resolution" has the meaning set out in Schedule 3 (Provisions for Meetings of Noteholders);
"FATCA" means Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, any law implementing an intergovernmental approach thereto, in each case, as amended from time to time, and an agreement described in Section 1471(b) of the Code;
"FCA" means the United Kingdom Financial Conduct Authority;
"FSMA" means the Financial Services and Markets Act 2000;
"Further Notes" means any bonds or notes of the Issuer constituted in relation to a deed supplemental to this Principal Trust Deed pursuant to Clause 2.3 (Further Issues) and for the time being outstanding or, as the context may require, a specific number thereof and includes any global bond, note or evidence of indebtedness which has not for the time being been exchanged for such bonds or notes and any replacement bonds or notes issued pursuant to Condition 13 (Replacement of Notes and Coupons);
"Global Note" means the Original Temporary Global Note and Original Permanent Global Note and any other global notes representing the Further Notes or any of them;

"ICSDs" means Clearstream, Luxembourg and Euroclear;
"Liabilities" means in respect of any person, in respect of any person, any losses, damages, costs, charges, awards, claims, fees, demands, expenses, judgments, actions, proceedings, or other liabilities whatsoever including legal fees and Taxes and penalties incurred by that person (but, for the avoidance of doubt, in each case, excluding tax on net income, profits or gains), together with any irrecoverable VAT charged or chargeable in respect of any sums referred to in this definition;
"Noteholder" means an Original Noteholder or holder of Further Notes;
"Notes" means the Original Notes and any Further Notes save that in Schedules 1 and 2 "Notes" means the Original Notes and any Further Notes forming a single issue therewith and the words "Coupons", Noteholders and "Couponholders" where used therein shall be construed accordingly;
"Original Coupons" means the bearer interest coupons in or substantially in the form set out in Part C of Schedule 2 appertaining to the Original Notes and for the time being outstanding or as the context may require a specific number thereof and includes any replacement Original Coupons issued pursuant to Condition 13 (Replacement of Notes and Coupons);
"Original Couponholder" and (in relation to a Coupon) "holder" means the bearer of an Original Coupon;
"Original Global Note" means the Original Temporary Global Note or the Original Permanent Global Note or either of them to be issued pursuant to Clause 3.1 (Global Note in the form or substantially in the form set out in Schedule 1;
"Original Noteholder" and (in relation to a Note) "holder" means the bearer of an Original Note;
"Original Notes" means the bearer notes in the denomination of £100,000 and integral multiples of £1,000 in excess thereof (up to and including £199,000, each comprising the £350,000,000 3.500 per cent. Notes due October 2026 constituted in relation to this Trust Deed, in or substantially in the form set out in Schedules 1 and 2, and for the time being outstanding or, as the case may be, a specific number thereof and includes any replacement Original Notes issued pursuant to Condition 13 (Replacement of Notes and Coupons) and (except for the purposes of Clauses 3.1 (Global Note) and 3.3 (Signature)) the Original Global Note for so long as it has not been exchanged in accordance with the terms thereof;
"Original Permanent Global Note" means the Original Permanent Global Note to be issued pursuant to Clause 3.1 (Global Note) in the form or substantially in the form set out in Part B of Schedule 1;
"Original Temporary Global Note" means the Original Temporary Global Note to be issued pursuant to Clause 3.1 (Global Note) in the form or substantially in the form set out in Part A of Schedule 1;
"outstanding" means, in relation to the Notes, all the Notes other than:

(a)	those which have been redeemed in accordance with this Trust Deed;

(b)
those in respect of which the date for redemption in accordance with the provisions of the Conditions has occurred and for which the redemption moneys (including all interest accrued thereon to the date for such redemption) have been duly paid to the Trustee or the Principal Paying Agent in the manner provided for in the Agency Agreement (and, where appropriate, notice to that effect has been given to the relative Noteholders in accordance with Condition 15 (Notices)) and remain available for payment in accordance with the Conditions;

(c)	those which have been purchased and surrendered for cancellation as provided in Condition 5(g) (Cancellation) and notice of the cancellation of which has been given to the Trustee;

(d)	those which have become void under Condition 8 (Prescription);

(e)	those mutilated or defaced Notes which have been surrendered or cancelled and in respect of which replacement Notes have been issued pursuant to Condition 13 (Replacement of Notes and Coupons);

(f)
(for the purpose only of ascertaining the amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 13 (Replacement of Notes and Coupons);

provided that for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of Noteholders;

(ii)
the determination of how many and which Notes are for the time being outstanding for the purposes of Clauses 7.1 (Legal Proceedings) and 6.1 (Waiver), Conditions 9 (Events of Default) and 10 (Meetings of Noteholders, Modification, Waiver and Substitution) and Schedule 3 (Provisions for Meetings of Noteholders); and

(iii)
any discretion, power or authority, whether contained in this Trust Deed or provided by law, which the Trustee is required to exercise in or by reference to the interests of the Noteholders or any of them;

those Notes (if any) which are for the time being held by any person (including but not limited to the Issuer or any Subsidiary) for the benefit of the Issuer or any Subsidiary shall (unless and until ceasing to be so held) be deemed not to remain outstanding;
"Party" means each of the Issuer and the Trustee;
"Paying Agents" means, in relation to the Notes of any relevant series the several institutions (including, where the context permits, the Principal Paying Agent) at their respective Specified Offices initially appointed pursuant to the relative Agency Agreement and/or, if applicable, any Successor paying agents, in relation to such Notes at their respective Specified Offices;
"Permanent Global Note" means the Original Permanent Global Note and any other permanent global note representing the Further Notes or any of them;
"PRA" means the United Kingdom Prudential Regulation Authority;

"Principal Paying Agent" means, in relation to the Notes of any series, the institution at its Specified Office initially appointed as principal paying agent in relation to such Notes pursuant to the relative Agency Agreement or, if applicable, any Successor principal paying agent in relation to such Notes at its Specified Office;
"Principal Trust Deed" means this Trust Deed constituting the Original Notes;
"Repay" shall include "redeem" and vice versa and "repaid", "repayable", "repayment", "redeemed", "redeemable" and "redemption" shall be construed accordingly;
"Specified Office" means, in relation to any Paying Agent, either the office identified with its name in the Conditions of the Notes of the relevant series or any other office notified to any relevant parties pursuant to the Agency Agreement;
Subsidiary means a subsidiary within the meaning of section 1159 of the Companies Act 2006;
"Successor" means, in relation to the Paying Agents, such other or further person, as may from time to time be appointed pursuant to the Agency Agreement as a Paying Agent;
"Tax" shall be construed so as to include any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature whatsoever (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same, but excluding taxes on net income, profits or gains) imposed or levied by or on behalf of any Tax Authority in the jurisdiction of the Issuer and Taxes shall be construed accordingly;
"Tax Authority" means any government, state or municipality or any local, state, federal or other authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function (including, without limitation, Her Majesty's Revenue and Customs);
"Temporary Global Note" means the Original Temporary Global Note and any other temporary global notes representing the Further Notes or any of them;
"this Trust Deed" means this Trust Deed and the Schedules (as from time to time modified in accordance with the provisions contained herein) and (unless the context requires otherwise) includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto;
"Trustee Acts" means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales; and
"Written Resolution" means a resolution in writing signed by or on behalf of 75 per cent. of holders of Notes for the time being outstanding, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Notes.

1.2	Principles of interpretation

1.2.1	In this Trust Deed references to:

(a)
Statutory modification: a provision of any statute shall be deemed also to refer to any statutory modification or re‑enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re‑enactment;

(b)	Additional amounts: principal and/or interest in respect of the Notes shall be deemed also to include references to any additional amounts which may be payable under Condition 7 (Taxation);

(c)	Tax: costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;

(d)
Enforcement of rights: an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdictions as shall most nearly approximate thereto;

(e)
Clauses and Schedules: a Schedule, a Clause or sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause or sub-clause, paragraph or sub‑paragraph hereof respectively;

(f)	Principal: principal shall, when applicable, include premium;

(g)
Clearing systems: Euroclear and/or Clearstream, Luxembourg shall, wherever the context so admits, be deemed to include references to any additional or alternative clearing system approved by the Issuer and the Trustee;

(h)
Trust Corporation: a trust corporation denotes a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian trustee or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England to act as trustee and carry on trust business under the laws of the country of its incorporation; and

(i)
Gender: words denoting the masculine gender shall include the feminine gender also, words denoting individuals shall include companies, corporations and partnerships and words importing the singular number only shall include the plural and in each case vice versa.

1.2.2
All references in this Trust Deed, the Conditions or the Agency Agreement involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference solely to the interests of the Noteholders and in the event of any conflict between such interests and the interests of any other person, the former shall prevail as being paramount.

1.2.3
All references in this Trust Deed and in the Conditions to wilful default or fraud or gross negligence means a finding to such effect by a court of competent jurisdiction in relation to the conduct of the relevant party.

1.3	The Conditions
In this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning in this Trust Deed.

1.4	Headings

The headings and sub‑headings are for ease of reference only and shall not affect the construction of this Trust Deed.

1.5	The Schedules
The schedules are part of this Trust Deed and shall have effect accordingly.

2.	COVENANT TO REPAY

2.1	Covenant to Repay
The Issuer covenants with the Trustee that it will, as and when the Original Notes or any of them become due to be redeemed or any principal on the Original Notes or any of them becomes due to be repaid in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in Sterling in immediately available freely transferable funds the principal amount of the Original Notes or any of them becoming due for redemption or repayment on that date and shall (subject to the provisions of the Conditions) until all such payments (both before and after judgment or other order) are duly made unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid on the dates provided for in the Conditions interest on the principal amount of the Original Notes or any of them outstanding from time to time as set out in the Conditions provided that:

2.1.1
every payment of principal or interest in respect of the Original Notes or any of them made to the Principal Paying Agent in the manner provided in the Agency Agreement shall satisfy, to the extent of such payment, the relevant covenant by the Issuer contained in this Clause except to the extent that there is default in the subsequent payment thereof to the Original Noteholders or Original Couponholders (as the case may be) in accordance with the Conditions;

2.1.2
if any payment of principal or interest in respect of the Original Notes or any of them is made after the due date or as a result of the Original Notes becoming repayable following an Event of Default, payment shall be deemed not to have been made until either the full amount is paid to the Original Noteholders or, if earlier, the seventh day after notice has been given to the Original Noteholders or Original Couponholders (as the case may be) in accordance with the Conditions that the full amount has been received by the Principal Paying Agent or the Trustee except, in the case of payment to the Principal Paying Agent, to the extent that there is failure in the subsequent payment to the Original Noteholders or Original Couponholders (as the case may be) under the Conditions; and

2.1.3
in any case where payment of the whole or any part of the principal amount due in respect of any Original Note is improperly withheld or refused upon due presentation (if so provided for in the Conditions) of the Original Note, interest shall accrue on the whole or such part of such principal amount from the date of such withholding or refusal until the date either on which such principal amount due is paid to the Original Noteholders or, if earlier, the seventh day after which notice is given to the Original Noteholders in accordance with the Conditions that the full amount payable in respect of the said principal amount is available for collection by the Original Noteholders provided that on further due presentation thereof (if so provided for in the Conditions) such payment is in fact made.

The Trustee will hold the benefit of this covenant and the covenant in Clause 4 (Covenant to comply with Trust Deed and Schedules) on trust for the Original Noteholders and Original Couponholders.

2.2	Following an Event of Default
At any time after any Event of Default shall have occurred, the Trustee may:

2.2.1	by notice in writing to the Issuer, the Principal Paying Agent and the other Paying Agents require the Principal Paying Agent and the other Paying Agents or any of them:

(a)
to act thereafter, until otherwise instructed by the Trustee, as Paying Agents of the Trustee under the provisions of this Trust Deed on the terms provided in the Agency Agreement (with consequential amendments as necessary and save that the Trustee's liability under any provisions thereof for the indemnification, remuneration and payment of out‑of‑pocket expenses of the Paying Agents shall be limited to amounts for the time being held by the Trustee on the trusts of this Trust Deed in relation to the Notes on the terms of this Trust Deed and available to the Trustee for such purpose) and thereafter to hold all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons on behalf of the Trustee; and/or

(b)
to deliver up all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any document or record which the relevant Paying Agent is obliged not to release by any law or regulation; and

2.2.2
by notice in writing to the Issuer require the Issuer to make all subsequent payments in respect of Notes and Coupons to or to the order of the Trustee and with effect from the issue of any such notice until such notice is withdrawn, sub-clause 2.1.1 of Clause 2.1 (Covenant to Repay) and (so far as it concerns payments by the Issuer) Clause 8.4 (Payment to Noteholders and Couponholders) shall cease to have effect.

2.3	Further Issues

2.3.1
The Issuer shall be at liberty from time to time (but subject always to the provisions of this Trust Deed) without the consent of the Noteholders or the Couponholders to create and issue further notes or debt securities howsoever designated either ranking pari passu in all respects (or in all respects save for the first payment of interest thereon) and so as to form a single series with the original Notes and/or Further Notes of any series or upon such terms as to interest, conversion, redemption and otherwise as the Issuer may at the time of the issue thereof determine.

2.3.2
Any further notes or debt securities howsoever designated created and issued pursuant to the provisions of sub-clause 2.3.1 shall, if they are to form a single series with the Original Notes, and/or Further Notes of any series, be constituted in relation to a deed supplemental to this Principal Trust Deed and in any other case, if the Trustee so agrees, may be so constituted. In any such case the Issuer shall prior to the issue of any such further notes or bonds, execute and deliver to the Trustee a deed supplemental to this Principal Trust Deed (if applicable, duly stamped or denoted) and containing a covenant by the Issuer in the form mutatis mutandis of Clause 2.1 (Covenant to repay) of this Principal Trust Deed in relation to the principal and interest in respect of such further notes or debt securities howsoever designated and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

2.3.3	A memorandum of every such supplemental deed shall be endorsed by the Trustee on this Principal Trust Deed and by the Issuer on the duplicate of this Principal Trust Deed.

2.3.4
Any Further Notes not forming a single series with the Original Notes or any other series of Further Notes shall form a separate series and accordingly, unless for any purpose the Trustee at its absolute discretion shall otherwise determine, all the provisions of this Trust Deed (other than Clauses 2.1 (Covenant to Repay) and 3.1 to 3.3 inclusive (The Original Notes) and Schedules 1 and 2) shall apply separately to each series of the Notes, and in this Trust Deed (other than such Clauses and Schedules) the expression "Notes" and "Noteholders", "Coupons" and "Couponholders" shall be construed accordingly.

3.	THE ORIGINAL NOTES

3.1	Global Note

3.1.1
The Notes will initially be represented by the Original Temporary Global Note in the principal amount of £350,000,000 which the Issuer shall issue to a common safekeeper for Euroclear and Clearstream, Luxembourg.

3.1.2	The Original Temporary Global Notes shall be printed or typed in the form or substantially in the form set out in Schedule 1, Part A (Form of Temporary Global Note) and may be facsimiles.

3.1.3
The Issuer shall issue an Original Permanent Global Note in exchange for each Original Temporary Global Note in accordance with the provisions thereof. The Original Permanent Global Notes shall be printed or typed in the form or substantially in the form set out in Schedule 1, Part B (Form of Original Permanent Global Note) and may be facsimiles.

3.1.4
If the Issuer becomes obliged to do so under the Conditions, it shall issue Original Notes in definitive form (together with unmatured coupons attached) in exchange of the Original Permanent Global Notes.

3.2	The definitive Notes
The definitive Original Notes and the Original Coupons will be security printed in accordance with applicable legal and stock exchange requirements substantially in the forms set out in Schedule 2. The Original Notes will be endorsed with the Conditions.

3.3	Signature
The Original Global Notes, the Original Notes and the Original Coupons will be signed manually or in facsimile by a duly authorised person designated by the Issuer and, in the case of the Original Global Notes and the Original Notes will be authenticated manually by or on behalf of the Principal Paying Agent. The Issuer may use the facsimile signature of a person who at the date of this Trust Deed is such a duly authorised person even if at the time of issue of any Original Notes and/or Coupons he no longer holds that office. Original Notes and Original Coupons so executed and authenticated will be binding and valid obligations of the Issuer and title thereto shall pass by delivery.

3.4	Entitlement to treat holder as owner
The Issuer, the Trustee and any Paying Agent may deem and treat the holder of any Note and any Coupon appertaining to the relevant Note as the absolute owner of such Note or such Coupon as the case may be, free of any equity, set-off or counterclaim on the part of the Issuer against the original or any intermediate holder of such Note (whether or not such Note or such Coupon shall be overdue and notwithstanding any notation of ownership or other writing thereon or any notice of previous loss or theft of such Note or Coupon for all purposes and, except as ordered by a court of competent jurisdiction or as required by applicable law, the Issuer, the Trustee and the Paying Agents shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon the Notes and Coupons.

4.	COVENANT TO COMPLY WITH TRUST DEED AND SCHEDULES

4.1
The Issuer covenants with the Trustee to comply with those provisions of this Trust Deed and the Conditions which are expressed to be binding on it and to perform and observe the same. The Notes and the Coupons are subject to the provisions contained in this Trust Deed, all of which shall be binding upon the Issuer, the Noteholders and the Couponholders and all persons claiming through or under them respectively.

4.2
The Trustee shall itself be entitled to enforce the obligations of the Issuer under the Notes and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes.

5.	COVENANTS BY THE ISSUER
The Issuer hereby covenants with the Trustee that, so long as any of the Notes remain outstanding, it will:

5.1	Books of account
At all times keep and procure that all its Subsidiaries keep such books of account as may be necessary to comply with all applicable laws and so as to enable the financial statements of the Issuer to be prepared and allow the Trustee and any person appointed by it free access to the same at all reasonable times during normal business hours and to discuss the same with responsible officers of the Issuer;

5.2	Event of Default
Give notice in writing to the Trustee forthwith upon becoming aware of any Event of Default and without waiting for the Trustee to take any further action;

5.3	Certificate of Compliance
Provide to the Trustee within 10 days of any request by the Trustee and at the time of the dispatch to the Trustee of its annual consolidated audited financial statements, and in any event not later than 180 days after the end of its financial year, a certificate signed by two directors of the Issuer certifying that up to a specified date not earlier than seven days prior to the date of such certificate (the "Certified Date") the Issuer has complied with its obligations under this Trust Deed (or, if such is not the case, giving details of the circumstances of such non‑compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Trust Deed) any Event of Default or Restructuring Event or other matter which would affect the Issuer's ability to perform its obligations under this Trust Deed or (if such is not the case) specifying the same;

5.4	Financial statements
Send to the Trustee and to the Principal Paying Agent (if the same are produced) as soon as practicable after their date of publication and in the case of annual financial statements in any event not more than 180 days after the end of each financial year, two copies of the Issuer's annual balance sheet and profit and loss account and of every balance sheet, profit and loss account, report or other notice, statement or circular issued (or which under any legal or contractual obligation should be issued) to the members or holders of debentures or creditors (or any class of them) of the Issuer in their capacity as such at the time of the actual (or legally or contractually required) issue or publication thereof and procure that the same are made available for inspection by Noteholders and Couponholders at the Specified Offices of the Paying Agents as soon as practicable thereafter;

5.5	Information
So long as any of the Notes remain outstanding and so far as permitted by applicable law, at all times give to the Trustee such information, opinions, certificates and other evidence as it shall reasonably require and in such form as it shall reasonably require (including, without limitation, the certificates called for by the Trustee pursuant to Clause 5.3 (Certificate of Compliance)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under the Trust Deed or any other related document or by operation of law;

5.6	Notes held by Issuer
Send to the Trustee forthwith upon being so requested in writing by the Trustee a certificate of the Issuer (signed on its behalf by any two of its directors) setting out the total number of Notes of each series which at the date of such certificate are held by or for the benefit of the Issuer or any Subsidiary;

5.7	Execution of further Documents
So far as permitted by applicable law, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to the provisions of this Trust Deed;

5.8	Notices to Noteholders
Send or procure to be sent to the Trustee not less than ten days prior to the date of publication, for the Trustee's approval, one copy of each notice to be given to the Noteholders in accordance with the Conditions and not publish such notice without such approval and, upon publication, send to the Trustee two copies of such notice (such approval, unless so expressed, not to constitute approval of such notice for the purpose of Section 21 of the Financial Services and Markets Act 2000);

5.9	Notification of non-payment
Procure that the Principal Paying Agent notifies the Trustee forthwith in the event that it does not, on or before the due date for payment in respect of the Notes or any of them or any of the

Coupons, receive unconditionally the full amount in the relevant currency of the moneys payable on such due date on all such Notes or Coupons;

5.10	Notification of late payment
In the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Notes or any of them or any of the Coupons being made after the due date for payment thereof, forthwith give notice to the Noteholders that such payment has been made;

5.11	Notification of redemption or repayment
Not less than the number of days specified in the relevant Condition prior to the redemption or repayment date in respect of any Note, give to the Trustee notice in writing of the amount of such redemption or repayment pursuant to the Conditions and duly proceed to redeem or repay such Notes accordingly;

5.12	Tax or optional redemption
If the Issuer gives notice to the Trustee that it intends to redeem the Notes pursuant to Conditions 5(b) (Redemption for Taxation Reasons) and 5(c) (Redemption at the Option of the Issuer) the Issuer shall, prior to giving such notice to the Noteholders, provide such information to the Trustee as the Trustee requires in order to satisfy itself of the matters referred to in such Condition;

5.13	Obligations of Paying Agents
Enforce its rights as against the Paying Agents under the Agency Agreement; and notify the Trustee immediately it becomes aware of any material breach of such obligations, or failure by a Paying Agent to comply with such obligations, in relation to the Notes or Coupons;

5.14	Change of taxing jurisdiction
If the Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub‑division thereof or any authority therein or thereof having power to tax other than or in addition to the United Kingdom, immediately upon becoming aware thereof it shall notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental hereto, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 7 (Taxation) with the substitution for (or, as the case may be, the addition to) the references therein to the United Kingdom of references to that other or additional territory to whose taxing jurisdiction, or that of a political subdivision thereof or an authority therein or thereof, the Issuer shall have become subject as aforesaid, such trust deed also to modify Condition 7 (Taxation) so that such Condition shall make reference to that other or additional territory;

5.15	Listing and Trading
At all times use all reasonable endeavours to maintain the admission to listing, trading and/or quotation of the Original Notes by the relevant competent authority, stock exchange and/or quotation system by which they are admitted to listing, trading and or quotation on issue or, if it is unable to do so having used all reasonable endeavours or if the maintenance of such admission to listing, trading and/or quotation is agreed by the Trustee to be unduly onerous or impractical and the Trustee is satisfied that the interests of the Noteholders would not be thereby materially prejudiced, use reasonable endeavours to obtain and maintain an admission to listing, trading and/or quotation of the Original Notes on such other competent authority, stock exchange or quotation system as the Issuer may (with the approval of the Trustee) decide and give notice of the identity of such other competent authority, stock exchange and/or quotation system to the Noteholders;

5.16	Authorised Signatories
Upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Trustee (with a copy to the Principal Paying Agent) a list of the Authorised Signatories of the Issuer, together with certified specimen signatures of the same;

5.17	Payments
Pay moneys payable by it to the Trustee hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law will pay such additional amount as will result in the payment to the Trustee of the amount which would otherwise have been payable by it to the Trustee hereunder save that, for the avoidance of doubt, this shall not apply to any payments of interest or principal in respect of the Notes or the Coupons, any additional amounts to be paid in respect of such sums to be instead determined in accordance with Condition 7 (Taxation);

5.18	Change in Paying Agents
Give at least 14 days' prior notice to the Noteholders of any future appointment, resignation or removal of a Paying Agent or of any change by a Paying Agent of its specified office and not make any such appointment or removal without the Trustee's written approval;

5.19	Notice of Put Event, Restructuring Event or Step-Up Event

5.19.1	Notify the Trustee in writing immediately on becoming aware of the occurrence of any Put Event in accordance with Clause 13 (Notices);

5.19.2	Notify the Trustee immediately in respect of a Restructuring Event in accordance with Condition 5(d)(v) (Redemption, Purchase and Options – Redemption at the Option of Noteholders); and

5.19.3	Notify the Trustee immediately in respect of a Step-up Event.

6.	AMENDMENTS AND SUBSTITUTION

6.1	Waiver
The Trustee may, without any consent or sanction of the Noteholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, condition, event or act, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, authorise or waive, on such terms and conditions (if any) as shall seem expedient to it, any breach or proposed breach of any of the covenants or provisions contained in this Trust Deed, the Conditions or the Agency Agreement or the Notes or Coupons or determine that any Event of Default shall not be treated as such for the purposes of this Trust Deed; any such authorisation, waiver or determination shall be binding on the Noteholders, the Couponholders and, if, but only if, the Trustee shall so require, the Issuer shall cause such authorisation, waiver or determination to be notified to the Noteholders as soon as practicable thereafter in accordance with the Condition relating thereto; provided that the

Trustee shall not exercise any powers conferred upon it by this Clause in contravention of any express direction by an Extraordinary Resolution or of a request in writing made by the holders of not less than 25 per cent. in aggregate principal amount of the Notes then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made) or so as to authorise or waive any such breach or proposed breach relating to any of the matters the subject of the Reserved Matters as specified and defined in Schedule 3.

6.2	Modifications
The Trustee may from time to time and at any time without any consent or sanction of the Noteholders or Couponholders concur with the Issuer in making (a) any modification to this Trust Deed (other than in respect of Reserved Matters as specified and defined in Schedule 3 or any provision of this Trust Deed referred to in that specification) or the Notes which in the opinion of the Trustee it may be proper to make provided the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) any modification to this Trust Deed or the Notes if in the opinion of the Trustee such modification is of a formal, minor or technical nature or made to correct a manifest error. Any such modification shall be binding on the Noteholders and the Couponholders and the Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions.

6.3	Substitution

6.3.1
Procedure: The Trustee may, without the consent of the Noteholders or the Couponholders, agree to the substitution, in place of the Issuer (or of any previous substitute under this Clause) of any Subsidiary of the Issuer (hereinafter called the "Substituted Obligor") as the principal debtor hereunder if:

(a)
a trust deed is executed or some other written form of undertaking is given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of this Trust Deed, the Notes and the Coupons with any consequential amendments which the Trustee may deem appropriate, as fully as if the Substituted Obligor had been named in this Trust Deed and on the Notes and the Coupons as the principal debtor in place of the Issuer (or of any previous substitute under this Clause);

(b)
the Issuer and the Substituted Obligor execute such other deeds, documents and instruments (if any) as the Trustee and the Principal Paying Agent may require in order that the substitution is fully effective and comply with such other requirements as the Trustee may direct in the interests of the Noteholders and the Couponholders;

(c)
an unconditional and irrevocable guarantee in form and substance satisfactory to the Trustee shall have been given by the Issuer of the obligations of the Substituted Obligor under this Trust Deed and the Notes and Coupons;

(d)	the Trustee may request and be provided with such legal opinions as it has requested in a form and manner acceptable to it in relation to the Substituted Obligor;

(e)	the Trustee is satisfied that (i) the Substituted Obligor has obtained all governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor in respect of the Notes and the Coupons in place of the Issuer (or such previous substitute as aforesaid), (ii) the Issuer has obtained all governmental and regulatory approvals and consents necessary for the guarantee to be fully effective as referred to in sub-clause 6.3.1(c) and (iii) such approvals and consents are at the time of substitution in full force and effect;

(f)
without prejudice to the generality of the preceding sub-clauses 6.3.1 (a) to (c) where the Substituted Obligor is incorporated, domiciled or resident in or is otherwise subject generally to the taxing jurisdiction of any territory or any political sub‑division thereof or any authority of or in such territory having power to tax (the "Substituted Territory") other than or in addition to the territory, the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the "Issuer's Territory"), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 7 (Taxation) with the substitution for the reference in that Condition to the Issuer's Territory of references to the Substituted Territory and in such event the Trust Deed and Notes and Coupons will be interpreted accordingly;

(g)	the Issuer and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the Noteholders and the Couponholders;

(h)
without prejudice to the rights of reliance of the Trustee under sub-clause 6.3.4 (Directors' certification) the Trustee is satisfied that the said substitution is not materially prejudicial to the interests of the Noteholders; and

(i)
Moody's Investors Services Ltd and S&P Global Ratings Europe Limited, have confirmed in writing to the Issuer and the Issuer has forwarded to the Trustee a copy of such confirmation that the substitution of the Substituted Obligor will not result in a downgrading of the then current credit rating of such rating agencies applicable to the class of debt represented by the Notes.

6.3.2
Change of law: In connection with any proposed substitution of the Issuer or any previous substitute, the Trustee may, in its absolute discretion and without the consent of the Noteholders or the Couponholders agree to a change of the law from time to time governing the Notes and the Coupons and this Trust Deed provided that such change of law, in the opinion of the Trustee, would not be materially prejudicial to the interests of the Noteholders;

6.3.3
Extra duties: The Trustee shall be entitled to refuse to approve any Substituted Obligor if, pursuant to the law of the country of incorporation of the Substituted Obligor, the assumption by the Substituted Obligor of its obligations hereunder imposes responsibilities on the Trustee over and above those which have been assumed under this Trust Deed;

6.3.4
Directors' certification: If any two directors of the Substituted Obligor certify that immediately prior to the assumption of its obligations as Substituted Obligor under this Trust Deed the Substituted Obligor is solvent after taking account of all prospective and contingent liabilities resulting from its becoming the Substituted Obligor, the Trustee need not have regard to the financial condition, profits or prospects of the Substituted

Obligor or compare the same with those of the Issuer (or of any previous substitute under this Clause);

6.3.5
Interests of Noteholders: In connection with any proposed substitution, the Trustee shall not have regard to, or be in any way liable for, the consequences of such substitution for individual Noteholders or the Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory. No Noteholder or Couponholder shall, in connection with any such substitution, be entitled to claim from the Issuer any indemnification or payment in respect of any tax consequence of any such substitution upon individual Noteholders or Couponholders;

6.3.6
Release of Issuer: Any such agreement by the Trustee pursuant to sub-clause 6.3.1 (Procedure) shall, if so expressed, operate to release the Issuer (or such previous substitute as aforesaid) from any or all of its obligations as principal debtor under the Notes and this Trust Deed but without prejudice to its liabilities under any guarantee given pursuant to sub-clause 6.3.1(c). Not later than 14 days after the execution of any such documents as aforesaid and after compliance with the said requirements of the Trustee, the Substituted Obligor shall cause notice thereof to be given to the Noteholders; and

6.3.7
Completion of Substitution: Upon the execution of such documents and compliance with the said requirements, the Substituted Obligor shall be deemed to be named in this Trust Deed and the Notes and Coupons as the principal debtor in place of the Issuer (or of any previous substitute under this Clause) and this Trust Deed, the Notes and the Agency Agreement shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the substitution and without prejudice to the generality of the foregoing any references in this Trust Deed, in the Notes and Coupons or in the Agency Agreement to the Issuer shall be deemed to be references to the Substituted Obligor.

7.	ENFORCEMENT

7.1	Legal Proceedings
In relation to any discretion to be exercised or action to be taken by the Trustee under the Trust Deed or any related document, the Trustee may at any time, at its discretion and without further notice, institute such proceedings against the Issuer as it may think fit to recover any amounts due in respect of the Notes which are unpaid or to enforce any of its rights under this Trust Deed or the Conditions but it shall not be bound to take any such proceedings unless (a) it has been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one‑quarter in principal amount of the outstanding Notes and (b) it has been indemnified and/or secured and/or pre-funded to its satisfaction against all actions, Liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith and provided that the Trustee shall not be held liable for the consequence of taking any such action and may take such action without having regard to the effect of such action on individual Noteholders or Couponholders. Only the Trustee may enforce the provisions of the Notes or this Trust Deed and no Noteholder or Couponholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

7.2	Evidence of Default

If the Trustee (or any Noteholder or Couponholder where entitled under this Trust Deed so to do) makes any claim, institutes any legal proceeding or lodges any proof in a winding‑up or insolvency of the Issuer under this Trust Deed or under the Notes, proof therein that:

7.2.1
as regards any specified Note the Issuer has made default in paying any principal due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Notes in respect of which a corresponding payment is then due; and

7.2.2
as regards any specified Coupon the Issuer has made default in paying any interest due in respect of such Coupon shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Coupons in respect of which a corresponding payment is then due;

and for the purposes of sub-clauses 7.2.1 and 7.2.2 a payment shall be a "corresponding" payment notwithstanding that it is due in respect of a Note of a different denomination from that in respect of the above specified Note or specified Coupon.

7.3	Put Event
At any time upon the Issuer becoming aware that a Put Event has occurred, the Issuer shall give notice to the Noteholders in accordance with Condition 15 (Notices) specifying the nature of the Put Event and the procedure for exercising the Put Option.

8.	APPLICATION OF MONEYS

8.1	Application of Moneys
All moneys received by the Trustee in respect of the Notes or amounts payable under this Trust Deed will, despite any appropriation of all or part of them by the Issuer, be apportioned pari passu and rateably between each series of the Notes and be held by the Trustee on trust to apply them (subject to Clause 8.2 (Accumulation)):

8.1.1
first, in payment or satisfaction of the costs, charges, expenses and liabilities incurred by the Trustee or its Appointees in the preparation and execution of the trusts of this Trust Deed (including remuneration of the Trustee and its Appointees);

8.1.2
secondly, in or towards payment pari passu and rateably of all arrears of interest remaining unpaid in respect of the Notes of that series and all principal moneys due on or in respect of the Notes of that series; and

8.1.3	thirdly, the balance (if any) in payment to the Issuer.

8.2	Accumulation
If the amount of the moneys at any time available for payment of principal or interest in respect of the Notes under Clause 8.1 (Application of Moneys) shall be less than the sum sufficient to pay at least one-tenth of the principal amount of the Notes then outstanding, the Trustee may, at its discretion retain such moneys on deposit in the name or under the control of the Trustee with such bank or financial institution as the Trustee may think fit. Such deposits may be accumulated until the accumulations together with any funds for the time being under the control of the Trustee and available for the purpose shall amount to a sum sufficient to pay at least one-tenth of the principal amount outstanding of the Notes then outstanding and such accumulation and funds

(after deduction of any taxes and any other deductibles applicable thereto) shall then be applied in the manner aforesaid.

8.3	Deposit of Moneys
The Trustee may in its absolute discretion place any moneys held by it on deposit in the name or under the control of the Trustee with any bank or financial institution as the Trustee may think fit in such currency as the Trustee may in its absolute discretion determine and the Trustee may at any time deposit or convert any moneys so deposited into any other currency and shall not be responsible for any Liability occasioned by reason of any such deposit whether by depreciation in value, fluctuation in exchange rates or otherwise for the purpose of meeting the cash needs of the transaction and not for the purpose of generating income. If such bank or financial institution is an affiliate of the Trustee, the Trustee need only account for an amount of interest equal to the standard amount of interest payable by it on a deposit to an independent customer.

8.4	Payment to Noteholders and Couponholders
The Trustee shall give notice to the Noteholders in accordance with the Conditions of the date fixed for any payment under Clause 8.1 (Application of Moneys). Any payment to be made in respect of the Notes or the Coupons by the Issuer or the Trustee may be made in the manner provided in the Conditions, the Agency Agreement and this Trust Deed and any payment so made shall be a good discharge to the extent of such payment, by the Issuer or the Trustee, as the case may be. Any payment in full of interest made in respect of a Coupon in the manner aforesaid shall extinguish any claim of a Noteholder which may arise directly or indirectly in respect of such interest.

8.5	Production of Notes and Coupons
Upon any payment under Clause 8.4 (Payment to Noteholders and Couponholders) of principal or interest, the Note or Coupon in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall (a) in the case of part payment, enface or cause such Paying Agent to enface a memorandum of the amount and date of payment thereon (or cause the Paying Agent to procure that the ICSDs make appropriate entries in their records to reflect such payment) or (b) in the case of payment in full, shall cause such Note or Coupon to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

8.6	Noteholders to be treated as holding all Coupons
Wherever in this Trust Deed the Trustee is required or entitled to exercise a power, trust, authority or discretion under this Trust Deed, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Coupons appertaining to each Note of which he is the holder.

9.	TERMS OF APPOINTMENT
By way of supplement to the Trustee Acts, it is expressly declared as follows:

9.1	Reliance on Information

9.1.1	Advice: the Trustee may in relation to this Trust Deed act on the opinion or advice or report of or a certificate or any information obtained from any lawyer, banker, valuer,

surveyor, broker, auctioneer, accountant (including the Auditors) or other expert (whether obtained by the Trustee, the Issuer, any Subsidiary or any Paying Agent, whether or not addressed to the Trustee and whether or not such advice contains a monetary or other limit on liability or limits the scope and/or basis of such advice) and shall not be responsible for any Liability occasioned by so acting; any such opinion, advice, certificate or information may be sent or obtained by letter, email, electronic communication, or facsimile transmission and the Trustee shall not be liable to anyone for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

9.1.2
Certificate of directors: the Trustee may call for and shall be at liberty to accept a certificate signed by two directors of the Issuer or other person duly authorised on its behalf as to any fact or matter as sufficient evidence thereof and a like certificate to the effect that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying, expedient as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by its failing so to do;

9.1.3
Resolution or direction of Noteholders: the Trustee shall not be responsible for acting upon any resolution purporting to be a Written Resolution or to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed or a direction of a specified percentage of Noteholders, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or the making of the directions or that for any reason the resolution purporting to be a Written Resolution or to have been passed at any Meeting or the making of the directions was not valid or binding upon the Noteholders and Couponholders;

9.1.4
Reliance on certification of clearing system: the Trustee may call for any certificate or other document issued by Euroclear or Clearstream, Luxembourg or any other relevant clearing system in relation to the principal amount outstanding of Notes standing to the account of any person. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear's EUCLID or Clearstream, Luxembourg's Cedcom system) in accordance with its usual procedures and in which the holder of a particular principal or nominal amount of the Notes is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg or any other relevant clearing system and subsequently found to be forged or not authentic;

9.1.5
Noteholders as a class: whenever in this Trust Deed the Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Noteholders, it shall have regard to the interests of the Noteholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Noteholder resulting from his or its being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory;

9.1.6	Trustee not responsible for investigations: the Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation,

warranty or covenant of any person contained in this Trust Deed, the Notes, or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof;

9.1.7
No Liability as a result of the delivery of a certificate: the Trustee shall have no Liability whatsoever for any loss, cost, damages or expenses directly or indirectly suffered or incurred by the Issuer, any Noteholder, Couponholder or any other person as a result of the delivery by the Trustee to the Issuer of a certificate as to material prejudice pursuant to Condition 9 (Events of Default) on the basis of an opinion formed by it in good faith;

9.1.8
No obligation to monitor: the Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Notes or Coupons or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;

9.1.9
Notes held by the Issuer: in the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer under Clause 5.6 (Notes held by Issuer)), that no Notes are for the time being held by or for the benefit of the Issuer or its Subsidiaries;

9.1.10
Forged Notes: the Trustee shall not be liable to the Issuer or any Noteholder or Couponholder by reason of having accepted as valid or not having rejected any Note or Coupon as such and subsequently found to be forged or not authentic; and

9.1.11
Events of Default or Restructuring Events: the Trustee shall not be bound to give notice to any person of the execution of this Trust Deed or any related document or to take any steps to ascertain whether any Event of Default or Restructuring Event has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no such Event of Default or Restructuring Event has happened and that the Issuer is observing and performing all the obligations on its part contained in the Notes and Coupons and under this Trust Deed and no event has happened as a consequence of which any of the Notes may become repayable; and

9.1.12
Right to Deduct or Withhold: notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax (other than any tax on its net income, profit or gains) as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax (other than any tax on its net income, profit or gains) which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax (other than any tax on its net income, profit or gains) from the funds held by the Trustee upon the trusts of this Trust Deed.

9.1.13	Maintaining the rating of the Notes: the Trustee shall not be responsible for maintaining the rating of the Notes.

9.1.14	Reliance on Rating Agency Confirmation: the Trustee shall be entitled to rely on any Rating Agency confirmation without further investigation.

9.2	Trustee's powers and duties

9.2.1
Trustee's determination: The Trustee may determine whether or not a default in the performance or observance by the Issuer of any obligation under the provisions of this Trust Deed or contained in the Notes or Coupons is capable of remedy and/or materially prejudicial to the interests of the Noteholders and if the Trustee shall certify that any such default is, in its opinion, not capable of remedy and/or materially prejudicial to the interests of the Noteholders, such certificate shall be conclusive and binding upon the Issuer and the Noteholders and Couponholders;

9.2.2
Determination of questions: the Trustee as between itself and the Noteholders and the Couponholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee, the Noteholders and the Couponholders;

9.2.3
Trustee's discretion: the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law, have absolute and uncontrolled discretion as to the exercise or non‑exercise thereof and the Trustee shall not be responsible for any Liability that may result from the exercise or non‑exercise thereof but whenever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Noteholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or prefunded and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and Liabilities which it may incur by so doing;

9.2.4
Freedom to refrain: notwithstanding anything else herein contained or contained in the Agency Agreement or the Conditions, the Trustee may refrain from (a) doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency or any state (including, without limitation, section 619 of the Dodd-Frank Wall Street Report and Consumer Protection Act) or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation; or (b) doing anything which might cause the Trustee to be considered a sponsor of a covered fund under Section 619 of the Dodd-Frank Wall Street Report and Consumer Protection Act and any regulations promulgated thereunder;

9.2.5	Trustee's consent: any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee may require;

9.2.6	Conversion of currency: where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Trustee in its absolute discretion as relevant and any rate, method and date so specified shall be binding on the Issuer and the Noteholders and the Couponholders;

9.2.7
Application of proceeds: the Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes, the exchange of any Temporary Global Note for any Permanent Global Note or any Permanent Global Note for definitive Notes or the delivery of any Note or Coupon to the persons entitled to them;

9.2.8
Agents: the Trustee may, in the conduct of the trusts of this Trust Deed instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and the Trustee shall not be responsible for any loss, Liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person;

9.2.9
Delegation: the Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, act by responsible officers or a responsible officer for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub‑delegate with the consent of the Trustee) as the Trustee may think fit in the interests of the Noteholders and the Trustee shall not be bound to supervise the proceedings or acts of and shall not in any way or to any extent be responsible for any loss, Liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of such delegate or sub-delegate. The Trustee shall, within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer;

9.2.10
Custodians and nominees: the Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any document relating to the trust created hereunder and the Trustee shall not be responsible for any loss, Liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer;

9.2.11
Confidential information: the Trustee shall not (unless required by law or ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder confidential financial information or other information made available to the Trustee by the Issuer in connection with this Trust Deed and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information;

9.2.12
Interests of accountholders or participants: so long as any Note is held by or on behalf of Euroclear or Clearstream, Luxembourg, in considering the interests of Noteholders the Trustee may consider the interests (either individual or by category) of its accountholders or participants with entitlements to any such Note as if such accountholders or participants were the holder(s) thereof;

9.2.13
Legal Opinions: the Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion.

9.2.14
Sanctions: The Trustee may refrain from doing anything which would or might in its reasonable opinion be illegal or contrary to any Applicable Law or which would or might otherwise render it liable to any person and may do anything which is, in its reasonable opinion, necessary to comply with any such Applicable Law.

9.3	Financial matters

9.3.1
Professional charges: any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;

9.3.2
Expenditure by the Trustee: nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it; and

9.3.3
Trustee may enter into financial transactions with the Issuer: no Trustee and no director or officer of any corporation being a Trustee hereof shall by reason of the fiduciary position of such Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Issuer or any Subsidiary, or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary, or from accepting the trusteeship of any other debenture stock, debentures or securities of the Issuer or any Subsidiary or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary, and neither the Trustee nor any such director or officer shall be accountable to the Noteholders or the Issuer or any Subsidiary, or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary, for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit.

9.3.4
Regulatory Position: notwithstanding anything in the Trust Deed or any other Issue document connected thereto to the contrary, the Trustee shall not do, or be authorised or required to do, anything which might constitute a regulated activity for the purpose of FSMA, unless it is authorised under FSMA to do so.

The Trustee shall have the discretion at any time:

(a)	to delegate any of the functions which fall to be performed by an authorised person under FSMA to any other agent or person which also has the necessary authorisations and licences; and

(b)	to apply for authorisation under FSMA and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate to do so.
Nothing in this Trust Deed shall require the Trustee to assume an obligation of the Issuer arising under any provisions of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other competent authority besides the FCA or the PRA, as applicable).

9.4	Disapplication
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

9.5	Trustee Liability

9.5.1
Subject to Sections 750 and 751 of the Companies Act 2006 (if applicable) and notwithstanding anything to the contrary in this Trust Deed, the Notes or the Agency Agreement, the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed, the Notes or the Agency Agreement save in relation to its own gross negligence, wilful default or fraud having regard to the provisions of this Trust Deed, the Agency Agreement and the Conditions conferring on it any trusts, powers, authorities and discretions.

9.5.2
Any liability of the Trustee in connection with or in relation to this Trust Deed, the Notes or the Agency Agreement shall be limited to the amount of actual loss suffered (such loss shall be determined as at the date of default of the Trustee or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Trustee at the time of entering into this Trust Deed or the Agency Agreement, or at the time of accepting any relevant instructions, which increase the amount of the loss. In no event shall the Trustee be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive or consequential damages, whether or not the Trustee has been advised of the possibility of such loss or damages. This clause shall not apply in the event that a court with jurisdiction determines that the Trustee has acted fraudulently or to the extent the limitation of such liability would be precluded by virtue of Sections 750 and 751 of the Companies Act 2006.

10.	COSTS AND EXPENSES

10.1	Remuneration

10.1.1
Normal Remuneration: The Issuer shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate as may from time to time be agreed between the Issuer and the Trustee. Such remuneration shall be payable in advance on the anniversary of the date hereof in each year and the first payment shall be made on the date hereof. Upon the issue of any Further Notes the rate of remuneration in force immediately prior thereto shall be increased by such amount as shall be agreed between the Issuer and the Trustee, such increased remuneration to be calculated from such date as shall be agreed as aforesaid. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders and Couponholders in accordance with Clause 8 (Application of Moneys) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or the Trustee, provided that if upon due presentation (if required pursuant to the Conditions) of any Note or Coupon, payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue;

10.1.2
Extra Remuneration: If an Event of Default (or an event has occurred which has led the Trustee, acting reasonably, to take steps to determine whether an Event of Default has occurred) shall have occurred in relation to the Issuer, the Issuer hereby agrees that the Trustee shall be entitled to be paid additional remuneration calculated at its normal hourly rates in force from time to time. In any other case, if the Trustee finds it expedient or necessary or is requested by the Issuer to undertake duties that they both agree to be of an exceptional nature or otherwise outside the scope of the Trustee's normal duties under this Trust Deed, the Issuer shall pay such additional remuneration as they may agree (and which may be calculated by reference to the Trustee's normal hourly rates in force from time to time) or, failing agreement as to any of the matters in this subclause (or as to such sums referred to in subclause 10.1.1 (Normal Remuneration)), as determined by a financial institution or person (acting as an expert) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such financial institution's fee shall be borne by the Issuer. The determination of such financial institution or person shall be conclusive and binding on the Issuer, the Trustee, the Noteholders and the Couponholders.

10.1.3	Value added tax: The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under this Trust Deed;

10.1.4	Failure to agree: In the event of the Trustee and the Issuer failing to agree:

(a)	(in a case to which sub-clause 10.1.1 applies) upon the amount of the remuneration; or

(b)
(in a case to which sub-clause 10.1.2 applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, or upon such additional remuneration;

such matters shall be determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant bank being payable by the Issuer) and the determination of any such merchant bank shall be final and binding upon the Trustee and the Issuer;

10.1.5
Expenses: The Issuer shall also pay or discharge all costs, fees, charges and expenses incurred by the Trustee or any Appointee of the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Trust Deed, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other similar taxes or duties paid or payable by the Trustee or any Appointee of the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee or any Appointee of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, this Trust Deed.

10.1.6
Indemnity: Without prejudice to the right of indemnity given by law to the Trustee, the Issuer shall indemnify the Trustee and keep him indemnified against (a) all Liabilities and expenses (including any VAT payable) incurred by it or by any Appointee or other person appointed by it to whom any trust, power, authority or discretion may be delegated by it in the execution or purported execution of the trusts, powers, authorities or discretions vested in it by this Trust Deed and any related documents and (b) its functions or all Liabilities, actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to this Trust Deed (including, without limitation, Liabilities incurred in disputing or defending any of the foregoing) provided that it is expressly stated that Clause 9.5 (Trustee Liability) shall apply in relation to these provisions;

10.1.7
Payment of amounts due: All amounts due and payable pursuant to sub clauses 10.1.5 (Expenses) and 10.1.6 (Indemnity) shall be payable by the Issuer on the date specified in a demand by the Trustee; the rate of interest applicable to such payments shall be three per cent. per annum above the base rate from time to time of HSBC Bank Plc and interest shall accrue:

(a)	in the case of payments made by the Trustee prior to the date of the demand, from the date on which the payment was made or such later date as specified in such demand; and

(b)	in the case of payments made by the Trustee on or after the date of the demand, from the date specified in such demand, which date shall not be a date earlier than the date such payments are made.
All remuneration payable to the Trustee shall carry interest at the rate specified in this sub clause 10.1.7 (Payment of amounts due) from the due date thereof;

10.1.8
Discharges: Unless otherwise specifically stated in any discharge of this Trust Deed the provisions of this Clause 10.1 (Remuneration) shall continue in full force and effect notwithstanding such discharge and whether or not the Trustee is then the trustee of this Trust Deed.

10.2	Stamp duties
The Issuer will pay all stamp duties, registration taxes, capital duties and other similar duties or taxes (if any) payable on (a) the constitution and issue of the Notes and Coupons, (b) the initial delivery of the Notes (c) any action taken by the Trustee (or any Noteholder or Couponholder where permitted or required under this Trust Deed so to do) to enforce the provisions of the

Notes or this Trust Deed and (d) the execution of this Trust Deed. If the Trustee (or any Noteholder or Couponholder where permitted under this Trust Deed so to do) shall take any proceedings against the Issuer in any other jurisdiction and if for the purpose of any such proceedings this Trust Deed or any Notes are taken into any such jurisdiction and any stamp duties or other duties or taxes become payable thereon in any such jurisdiction, the Issuer will pay (or reimburse the person making payment of) such stamp duties or other duties or taxes (including penalties).

10.3	Indemnities separate
The indemnities in this Trust Deed constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted by the Trustee and/or any Noteholder or Couponholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed or the Notes and/or the Coupons or any other judgment or order.

11.	INFORMATION SHARING

11.1	Information Collection & Sharing
Each Party shall, within ten business days of a written request by another Party, supply to that other Party such forms, documentation and other information relating to it, its operations, or any Notes as that other Party reasonably requests for the purposes of that other Party's compliance with Applicable Law and shall notify the relevant other Party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such Party is (or becomes) inaccurate in any material respect; provided, however, that no Party shall be required to provide any forms, documentation or other information pursuant to this Clause 11 to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such Party and cannot be obtained by such Party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such Party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality.

11.2	FATCA Withholding
The Trustee shall be entitled to deduct any withholding or deduction required pursuant to FATCA and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such withholding or deduction required pursuant to FATCA.
Notwithstanding any other provision of this Trust Deed, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Trustee shall make such payment after such deduction or withholding has been made and shall account to the relevant authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant authority for such amount.

12.	APPOINTMENT AND RETIREMENT

12.1	Appointment of Trustees

The power of appointing new trustees of this Trust Deed shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof one at least of which shall be a trust corporation. Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Issuer to the Paying Agents and to the Noteholders. The Noteholders shall together have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being hereof. The removal of any trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such removal.

12.2	Co-trustees
Notwithstanding the provisions of Clause 12.1 (Appointment of Trustees), the Trustee may, upon giving prior notice to the Issuer but without the consent of the Issuer or the Noteholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co‑trustee jointly with the Trustee:

12.2.1	if the Trustee considers such appointment to be in the interests of the Noteholders; or

12.2.2	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed; or

12.2.3	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction either of a judgment already obtained or of this Trust Deed.

12.3	Attorneys
The Issuer hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by this Trust Deed) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such proper remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co‑trustee, shall for the purposes of this Trust Deed be treated as costs, charges and expenses incurred by the Trustee.

12.4	Retirement of Trustees
Any Trustee for the time being of this Trust Deed may retire at any time upon giving not less than three calendar months' notice in writing to the Issuer without assigning any reason therefor and without being responsible for any costs occasioned by such retirement. The retirement of any Trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such retirement. The Issuer hereby covenants that in the event of the only trustee hereof which is a trust corporation giving notice under this Clause it shall use its best endeavours to procure a new trustee, being a trust corporation, to be appointed and if the Issuer has not procured the appointment of a new trustee within 30 days of the expiry of the Trustee notice referred to in this Clause 12.4, the Trustee shall be entitled to procure forthwith a new trustee.

12.5	Competence of a majority of Trustees

Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Trust Deed in the Trustee generally.

12.6	Powers additional
The powers conferred by this Trust Deed upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Notes or Coupons.

12.7	Merger
Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

13.	NOTICES

13.1	Addresses for notices
All notices and other communications hereunder shall be made in writing and in English (by letter or fax) and shall be sent as follows:

13.1.1	Issuer: If to the Issuer, to it at:
Western Power Distribution PLC
Avonbank
Feeder Road
Bristol BS2 0TB
United Kingdom

Tel:     + 44 (0)1179 332354
Email:     jhunt@westernpower.co.uk
Attention: Julie Hunt, Treasurer

13.1.2	Trustee: if to the Trustee, to it at:
HSBC Corporate Trustee Company (UK) Limited
Level 27, 8 Canada Square
London E14 5HQ

Fax: +44 (0)207 991 4350
Attention: CTLA Trustee Services Administration

13.2	Effectiveness
Every notice or other communication sent in accordance with Clause 13.1, if sent by letter, shall be deemed to have been delivered when received and if sent by fax, shall be deemed to have been delivered on completion of its transmission, provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

13.3	No Notice to Couponholders
Neither the Trustee nor the Issuer shall be required to give any notice to the Couponholders for any purpose under this Trust Deed and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 15 (Notices).

14.	LAW AND JURISDICTION

14.1	Governing law
This Trust Deed and the Notes and all non-contractual obligations arising from or in connection with them are governed by English law.

14.2	English courts
Subject to Clause 14.4 (Rights of the Trustee to take proceedings outside England), the courts of England have exclusive jurisdiction to settle any dispute (a "Dispute"), arising from or connected with this Trust Deed or the Notes (including a dispute relating to non-contractual obligations arising from or in connection with this Trust Deed or the Notes, or a dispute regarding the existence, validity or termination of this Trust Deed or the Notes) or the consequences of their nullity.

14.3	Appropriate forum
The Issuer agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary.

14.4	Rights of the Trustee to take proceedings outside England
Notwithstanding Clause 14.2 (English courts), the Trustee may take proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction. To the extent allowed by law, the Trustee may take concurrent Proceedings in any number of jurisdictions.

15.	SEVERABILITY
In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

16.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
No person shall have any right to enforce any provision of this Trust Deed under the Contracts (Rights of Third Parties) Act 1999 except and to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms.

17.	COUNTERPARTS

This Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.
IN WITNESS WHEREOF this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

SCHEDULE 1
PART A
FORM OF TEMPORARY GLOBAL NOTE
THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED OR SOLD WITHIN THEUNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S OF THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
WESTERN POWER DISTRIBUTION PLC
(incorporated with limited liability under
the laws of England and Wales with registered number 09223384)
£350,000,000
3.500 per cent. Notes due October 2026
ISIN: XS1893807120
TEMPORARY GLOBAL NOTE

1.	INTRODUCTION
This Temporary Global Note is issued in respect of the £350,000,000 3.500 per cent. Notes due October 2026 (the "Notes") of Western Power Distribution plc (the "Issuer"). The Notes are subject to, and have the benefit of, a trust deed dated 16 October 2018 (as amended or supplemented from time to time, the "Trust Deed") between the Issuer and HSBC Corporate Trustee Company (UK) Limited as trustee (the "Trustee", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of an agency agreement dated 16 October 2018 (as amended or supplemented from time to time, the "Agency Agreement") and made between the Issuer, HSBC Bank Plc as principal paying agent (the "Principal Paying Agent", which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), the other paying agents named therein (together with the Principal Paying Agent, the "Paying Agents", which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes) and the Trustee.

2.	REFERENCES TO CONDITIONS
Any reference herein to the "Conditions" is to the terms and conditions of the Notes scheduled to the Trust Deed and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Temporary Global Note.

3.	PROMISE TO PAY

3.1	Pay to Bearer
The Issuer, for value received, promises to pay to the bearer of this Temporary Global Note the principal sum of
£350,000,000
three hundred and fifty million pounds Sterling
on 16 October 2026 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions; provided, however, that such interest shall be payable only:

3.1.1
in the case of interest falling due before the Exchange Date (as defined below), to the extent that a certificate or certificates issued by Euroclear Bank SA/NV ("Euroclear") and/or Clearstream Banking S.A. ("Clearstream, Luxembourg", together with Euroclear, the international central securities depositaries or "ICSDs") dated not earlier than the date on which such interest falls due and in substantially the form set out in Schedule 1 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto is/are delivered to the Specified Office (as defined in the Conditions) of the Principal Paying Agent; or

3.1.2
in the case of interest falling due at any time, to the extent that the Issuer has failed to procure the exchange for a permanent global note of that portion of this Temporary Global Note in respect of which such interest has accrued.

3.2	Principal Amount
The principal amount of Notes represented by this Temporary Global Note shall be the aggregate amount from time to time entered in the records of both ICSDs. The records of the ICSDs (which expression in this Temporary Global Note means the records that each ICSD holds for its customers which reflect the amount of such customers' interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD)) shall be conclusive evidence of the principal amount of Notes represented by this Temporary Global Note and, for these purposes, a statement issued by an ICSD (which statement shall be made available to the bearer upon request) stating the principal amount of Notes represented by this Temporary Global Note at any time shall be conclusive evidence of the records of the ICSD at that time.

4.	NEGOTIABILITY
This Temporary Global Note is negotiable and, accordingly, title to this Temporary Global Note shall pass by delivery.

5.	EXCHANGE
On or after the day following the expiry of 40 days after the date of issue of this Global Note (the "Exchange Date"), the Issuer shall procure (in the case of first exchange) the delivery of a permanent global note (the "Permanent Global Note") in substantially the form set out in Schedule 1 Part B (Form of Original Permanent Global Note) to the Trust Deed to the bearer of this Temporary Global Note or (in the case of any subsequent exchange) an increase in the principal amount of the Permanent Global Note in accordance with its terms against:

5.1	presentation and (in the case of final exchange) surrender of this Global Note to or to the order of the Principal Paying Agent; and

5.2
receipt by the Principal Paying Agent of a certificate or certificates issued by Euroclear and/or Clearstream, Luxembourg dated not earlier than the Exchange Date and in substantially the form set out in Schedule 2 (Form of Euroclear / Clearstream, Luxembourg Certification) hereto.

The principal amount of Notes represented by the Permanent Global Note shall be equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and received by the Principal Paying Agent; provided, however, that in no circumstances shall the principal amount of Notes represented by the Permanent Global Note exceed the initial principal amount of Notes represented by this Temporary Global Note.

6.	WRITING DOWN
On each occasion on which:

6.1	the Permanent Global Note is delivered or the principal amount of Notes represented thereby is increased in accordance with its terms in exchange for a further portion of this Global Note; or

6.2
Notes represented by this Temporary Global Note are to be cancelled in accordance with Condition 5(g) (Redemption, Purchase and Options - Cancellation), the Issuer shall procure that details of the exchange or cancellation shall be entered pro rata in the records of the ICSDs.

7.	PAYMENTS

7.1	Recording of Payments
Upon any payment being made in respect of the Notes represented by this Temporary Global Note, the Issuer shall procure that details of such payment shall be entered pro rata in the records of the ICSDs and, in the case of any payment of principal, the principal amount of the Notes entered in the records of ICSDs and represented by this Temporary Global Note shall be reduced by the principal amount so paid.

7.2	Discharge of Issuer's obligations
Payments due in respect of Notes for the time being represented by this Temporary Global Note shall be made to the bearer of this Temporary Global Note and each payment so made will discharge the Issuer's obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.

8.	CONDITIONS APPLY
Until this Temporary Global Note has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the bearer of this Temporary Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the holder of Notes in definitive form in substantially the form set out in Schedule 2 Part A (Form of Definitive Note) to the Trust Deed and the related interest coupons in the denomination of £100,000 and in an aggregate principal amount equal to the principal amount of Notes represented by this Global Note.

9.	NOTICES
Notwithstanding Condition 15 (Notices), while all the Notes are represented by this Temporary Global Note (or by this Temporary Global Note and the Permanent Global Note) and this Temporary Global Note is (or this Temporary Global Note and the Permanent Global Note are) deposited with a common safekeeper for Euroclear and Clearstream, Luxembourg notices to Noteholders may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition 15 (Notices) on the date of delivery to Euroclear and Clearstream, Luxembourg.

10.	AUTHENTICATION
This Temporary Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of HSBC Bank Plc as principal paying agent.

11.	EFFECTUATION
This Temporary Global Note shall not be valid for any purpose until it has been effectuated for and on behalf of the entity appointed as common safekeeper by the ICSDs.

12.	GOVERNING LAW
This Temporary Global Note and any non-contractual obligations arising out of or in connection with it are governed by English law.
AS WITNESS the manual signature of a duly authorised person for and on behalf of the Issuer.

WESTERN POWER DISTRIBUTION PLC

By:
manual signature
(duly authorised)

ISSUED on 16 October 2018
AUTHENTICATED for and on behalf of
HSBC BANK PLC
as principal paying agent
without recourse, warranty or liability

By:
manual signature
(duly authorised)

EFFECTUATED for and on behalf of
Euroclear Bank SA/NV as common safekeeper without
recourse, warranty or liability

By:
manual signature
(duly authorised)

Schedule 1
Form of Accountholder's Certification
WESTERN POWER DISTRIBUTION PLC
(incorporated with limited liability under
the laws of England and Wales with registered number 09223384)
£350,000,000
3.500 per cent. Notes due October 2026
This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (a) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (b) are owned by United States person(s) that (i) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) ("financial institutions") purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (c) (whether or not also described in clause (a) or (b)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.
As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.
We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.
This certification excepts and does not relate to £[amount] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.
We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.
Dated:    [ ]

[name of account holder]
as, or as agent for,

the beneficial owner(s) of the Securities
to which this certificate relates.

By:
Authorised signatory

Schedule 2
Form of Euroclear/Clearstream, Luxembourg Certification
WESTERN POWER DISTRIBUTION PLC
(incorporated with limited liability under
the laws of England and Wales with registered number 09223384)
£350,000,000
3.500 per cent. Notes due October 2026
This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organisations") substantially to the effect set forth in the temporary global note issued in respect of the securities, as of the date hereof, £[•] principal amount of the above-captioned Securities (a) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (b) is owned by United States persons that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) ("financial institutions") purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (c) (whether or not also described in clause (a) or (b)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.
We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.
We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.
Dated:    [ ]
Euroclear Bank SA/NV
as operator of the Euroclear System
or
Clearstream Banking S.A.

By:
Authorised signatory

PART B
FORM OF PERMANENT GLOBAL NOTE
THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED OR SOLD WITHIN THEUNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S OF THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
WESTERN POWER DISTRIBUTION PLC
(incorporated with limited liability under
the laws of England and Wales with registered number 09223384)
£350,000,000
3.500 per cent. Notes due October 2026
ISIN: XS1893807120
PERMANENT GLOBAL NOTE

1.	INTRODUCTION
This Global Note is issued in respect of the £350,000,000 3.500 per cent. Notes due October 2026 (the "Notes") of Western Power Distribution plc (the "Issuer"). The Notes are subject to, and have the benefit of, a trust deed dated 16 October 2018 (as amended or supplemented from time to time, the "Trust Deed") between the Issuer and HSBC Corporate Trustee Company (UK) Limited as trustee (the "Trustee", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of an agency agreement dated 16 October 2018 (as amended or supplemented from time to time, the "Agency Agreement") and made between the Issuer, HSBC Bank Plc as principal paying agent (the "Principal Paying Agent", which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), the other paying agents named therein (together with the Principal Paying Agent, the "Paying Agents", which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes) and the Trustee.

2.	REFERENCES TO CONDITIONS
Any reference herein to the "Conditions" is to the terms and conditions of the Notes set out in Schedule 2 Part B (Terms and Conditions of the Notes) of the Trust Deed and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Global Note.

3.	PROMISE TO PAY

3.1	Pay to bearer
The Issuer, for value received, promises to pay to the bearer of this Global Note, in respect of each Note represented by this Global Note, its principal amount on 16 October 2026 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on each such Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

3.2	Principal Amount
The principal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank SA/NV ("Euroclear") and Clearstream Banking S.A. ("Clearstream, Luxembourg" and, together with Euroclear, the international central securities depositaries or "ICSDs"). The records of the ICSDs (which expression in this Global Note means the records that each ICSD holds for its customers which reflect the amount of such customers' interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD)) shall be conclusive evidence of the principal amount of Notes represented by this Global Note and, for these purposes, a statement issued by an ICSD (which statement shall be made available to the bearer upon request) stating the principal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the ICSD at that time.

4.	NEGOTIABILITY
This Global Note is negotiable and, accordingly, title to this Global Note shall pass by delivery.

5.	EXCHANGE
This Global Note will be exchanged, in whole but not in part only, for Notes in definitive form ("Definitive Notes") in substantially the form set out in Schedule 2 Part A (Form of Definitive Note) to the Trust Deed if either of the following events (each, an "Exchange Event") occurs:

(a)	Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or

(b)	any of the circumstances described in Condition 9 (Events of Default) occurs.

6.	DELIVERY OF DEFINITIVE NOTES
Whenever this Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the prompt delivery of such Definitive Notes, duly authenticated and with interest coupons ("Coupons") attached, in an aggregate principal amount equal to the principal amount of Notes represented by this Global Note to the bearer of this Global Note against the surrender of this Global Note to or to the order of the Principal Paying Agent within 30 days of the occurrence of the relevant Exchange Event.

7.	WRITING DOWN
On each occasion on which:

(a)	a payment of principal is made in respect of this Global Note;

(b)	Definitive Notes are delivered; or

(c)	Notes represented by this Global Note are to be cancelled in accordance with Condition 5(g) (Redemption, Purchase and Options - Cancellation),
the Issuer shall procure that details of the exchange or cancellation shall be entered pro rata in the records of the ICSDs.

8.	WRITING UP

8.1	Initial Exchange
If this Global Note was originally issued in exchange for part only of a temporary global note representing the Notes, then all references in this Global Note to the principal amount of Notes represented by this Global Note shall be construed as references to the principal amount of Notes represented by the part of the temporary global note in exchange for which this Global Note was originally issued which the Issuer shall procure is entered by the ICSDs in their records.

8.2	Subsequent Exchange
If at any subsequent time any further portion of such temporary global note is exchanged for an interest in this Global Note, the principal amount of Notes represented by this Global Note shall be increased by the amount of such further portion, and the Issuer shall procure that the principal amount of Notes represented by this Global Note (which shall be the previous principal amount of Notes represented by this Global Note plus the amount of such further portion) is entered by the ICSDs in their records.

9.	PAYMENTS

9.1	Recording of Payments
Upon any payment being made in respect of the Notes represented by this Global Note, the Issuer shall procure that details of such payment shall be entered pro rata in the records of the ICSDs and, in the case of any payment of principal, the principal amount of the Notes entered in the records of ICSDs and represented by this Global Note shall be reduced by the principal amount so paid.

9.2	Discharge of Issuer's obligations
Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer's obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.

10.	CONDITIONS APPLY
Until this Global Note has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the bearer of this Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if it were the holder of Definitive Notes and the related Coupons in the denomination of £1,000 and in an aggregate principal amount equal to the principal amount of Notes represented by this Global Note.

11.	EXERCISE OF PUT OPTION
In order to exercise the option contained in Condition 5(d) (Redemption at the option of Noteholders) (the "Put Option"), the bearer of this Global Note must, within the period specified in the Conditions for the deposit of the relevant Note and Put Event Notice, give written notice of such exercise to the Principal Paying Agent specifying the principal amount of Notes in respect of which the Put Option is being exercised. Any such notice shall be irrevocable and may not be withdrawn.

12.	EXERCISE OF CALL OPTION
In connection with an exercise of the option contained in Condition 5(c) (Redemption at the option of the Issuer) in relation to some only of the Notes, this Global Note may be redeemed in part in the principal amount specified by the Issuer in accordance with the Conditions and the Notes to be redeemed will not be selected as provided in the Conditions but in accordance with the rules and procedures of Euroclear and Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in principal amount, at their discretion).

13.	NOTICES
Notwithstanding Condition 15 (Notices), while all the Notes are represented by this Global Note (or by this Global Note and a temporary global note) and this Global Note is (or this Global Note and a temporary global note are) deposited with a common safekeeper for Euroclear and Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition 15 (Notices) on the date of delivery to Euroclear and Clearstream, Luxembourg.

14.	AUTHENTICATION
This Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of HSBC Bank Plc as principal paying agent.

15.	EFFECTUATION
This Global Note shall not be valid for any purpose until it has been effectuated for and on behalf of the entity appointed as common safekeeper by the ICSDs.

16.	GOVERNING LAW
This Global Note and any non-contractual obligations arising out of or in connection with it are governed by English law.
AS WITNESS the manual signature of a duly authorised person for and on behalf of the Issuer.
WESTERN POWER DISTRIBUTION PLC

By:
manual signature
(duly authorised)

ISSUED as of 16 October 2018

AUTHENTICATED for and on behalf of
HSBC BANK PLC
as principal paying agent
without recourse, warranty or liability

By:
manual signature
(duly authorised)

EFFECTUATED for and on behalf of
Euroclear Bank SA/NV as common safekeeper without
recourse, warranty or liability

By:
manual signature
(duly authorised)

SCHEDULE 2
PART A
FORM OF DEFINITIVE NOTE
[On the face of the Note:]

£[•]
THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED OR SOLD WITHIN THEUNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S OF THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
WESTERN POWER DISTRIBUTION PLC
(incorporated with limited liability under
the laws of England and Wales with registered number 09223384)
£350,000,000
3.500 per cent. Notes due October 2026
This Note is one of a series of notes (the "Notes") in the denomination of £100,000 and integral multiples of £1,000 in excess thereof (up to and including £199,000) and in the aggregate principal amount of £350,000,000 issued by Western Power Distribution plc (the "Issuer"). The Notes are subject to, and have the benefit of, a trust deed dated 16 October 2018 between the Issuer and HSBC Corporate Trustee Company (UK) Limited as trustee for the holders of the Notes from time to time.
The Issuer, for value received, promises to pay to the bearer the principal sum of
£[•]
([AMOUNT AND CURRENCY IN WORDS]1)
on 16 October 2026, or on such earlier date or dates as the same may become payable in accordance with the conditions endorsed hereon (the "Conditions"), and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.
_____________________________
1 Amount and currency in words.

Interest is payable on the above principal sum at the rate of 3.500 per cent. per annum, payable annually in arrear on 16 October, all subject to and in accordance with the Conditions.
This Note and the interest coupons relating hereto shall not be valid for any purpose until this Note has been authenticated for and on behalf of HSBC Bank Plc as principal paying agent.
AS WITNESS the facsimile signature of a duly authorised person on behalf of the Issuer.
WESTERN POWER DISTRIBUTION PLC

By:
facsimile signature
(duly authorised)

ISSUED as of [•]

AUTHENTICATED for and on behalf of
HSBC Bank Plc
as principal paying agent
without recourse, warranty or liability

By:
manual signature
(duly authorised)

PART B
TERMS AND CONDITIONS OF THE NOTES
The following are the terms and conditions of the Notes which (subject to modification) will be endorsed on each Note in definitive form:
The GBP 350,000,000 3.500 per cent. Notes due October 2026 (the "Notes"), which expression includes any further notes issued pursuant to Condition 14 (Further issues) and forming a single series therewith are constituted by, are subject to, and have the benefit of, a trust deed dated on or around 16 October 2018 (as amended or supplemented from time to time, the "Trust Deed") between Western Power Distribution plc (the "Issuer") and HSBC Corporate Trustee Company (UK) Limited (the "Trustee", which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the Noteholders (as defined below). An Agency Agreement dated on or around 16 October 2018 (as amended or supplemented from time to time) has been entered into in relation to the Notes between the Issuer, the Trustee, HSBC Bank Plc as principal paying agent and the other agents named in it. The principal paying agent and the other paying agents for the time being (if any) are referred to below respectively as the "Principal Paying Agent" and the "Paying Agents" (which expression shall include the Principal Paying Agent). These terms and conditions (the "Conditions") include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Notes and Coupons referred to below, and the Agency Agreement. Copies of the Trust Deed, the Agency Agreement and the Prospectus are available for inspection during usual business hours at the specified offices of the Paying Agents.
The Noteholders and the holders of the interest coupons (the "Coupons") (the "Couponholders") are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those provisions applicable to them of the Agency Agreement.

1.	Form, Denomination and Title
The Notes are issued in bearer form serially numbered, in the denominations of £100,000 and integral multiples of £1,000 in excess thereof, up to and including £199,000, each with Coupons attached on issue. Notes of one denomination may not be exchanged for Notes of any other denomination.
Title to the Notes and the Coupons shall pass by delivery. Except as ordered by a court of competent jurisdiction or as required by law, the holder (as defined below) of any Note or Coupon shall be deemed to be and may be treated as its absolute owner for all purposes whether or not it is overdue and regardless of any notice of ownership, trust or an interest in it, any writing on it or its theft or loss and no person shall be liable for so treating the holder.
In these Conditions, "Noteholder" means the bearer of any Note, "holder" (in relation to a Note or Coupon) means the bearer of any Note or Coupon.

2.	Status
The Notes and the Coupons relating to them constitute direct, general, unconditional and unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference among themselves. The payment obligations of the Issuer under the Notes and the Coupons relating to them shall, save for such exceptions as may be provided by applicable legislation, at all times rank at least equally with all other unsecured and unsubordinated indebtedness of the Issuer present and future.

3.	Negative Pledge
Save with the prior written consent of the Trustee, the Issuer shall not, so long as any Note remains outstanding, create or permit to subsist any encumbrance (unless arising by operation of law) or other security interest whatsoever over any of its assets or undertaking.

4.	Interest and other Calculations
Each Note bears interest on its outstanding principal amount from 16 October 2018 (the "Issue Date") at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on 16 October in each year (each, an Interest Payment Date), subject as provided in Condition 6 (Payments).

(a)	Accrual of Interest:
Interest shall cease to accrue on each Note on the due date for redemption unless, upon due presentation, payment is improperly withheld or refused, in which event interest shall continue to accrue (both before and after judgment) at the Rate of Interest in the manner provided in this Condition 4 (Interest and other Calculations) to the Relevant Date (as defined in Condition 7 (Taxation)).

(b)	Calculations:
The amount of interest (the "Interest Amount") payable on each Interest Payment Date shall be £35.00 per Calculation Amount in respect of any Note or £ 47.50 per Calculation Amount in respect of any Note following a Step-up Event and for an Interest Period to which the higher rate of interest applies. If interest is required to be paid in respect of a Note on any other date, it shall be calculated by applying the Rate of Interest to the Calculation Amount, multiplying the product by the relevant Day Count Fraction, rounding the resulting figure to the nearest penny (half a penny being rounded upwards) and multiplying such rounded figure by a fraction equal to the denomination of such Note divided by the Calculation Amount.

(c)	Definitions:
In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below:
"Business Day" means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in London.
"Calculation Amount" means GBP 1,000.
"Day Count Fraction" means, in respect of any period, the number of days in the relevant period, from (and including) the first day in such period to (but excluding) the last day in such period, divided by the number of days in the Interest Period in which the relevant period falls.
"Interest Period" means the period beginning on and including the Issue Date and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date.

"Rate of Interest" means 3.500 per cent., provided that if a Step-up Event has occurred and is continuing, the Rate of Interest shall be calculated as the aggregate of 3.500 per cent. plus 1.250 per cent. from and including the Interest Payment Date immediately following the occurrence of that Step-up Event, provided further that the Rate of Interest shall revert to 3.500 per cent. from and including the Interest Payment Date immediately following the date on which the relevant Step-up Event ceases to be continuing, and the Rate of Interest shall not be affected by any subsequent Step-up Event thereafter.
"Step-up Event" means that the then current rating assigned to the Rated Securities by any Rating Agency (whether provided by a Rating Agency at the invitation of the Issuer or by its own volition) is withdrawn or reduced to a non-investment grade rating (BB+/Bal, or their respective equivalents for the time being, or worse), for any reason other than as a result of an event falling within paragraph (A) of the definition of Restructuring Event set out in Condition 5(d) (Redemption at the Option of Noteholders).

5.	Redemption, Purchase and Options

(a)	Final Redemption:
Unless previously redeemed, purchased and cancelled as provided below, each Note shall be finally redeemed on the Maturity Date at its principal amount.

(b)	Redemption for Taxation Reasons:
The Notes may be redeemed at the option of the Issuer in whole, but not in part, on any Interest Payment Date on giving not less than 30 nor more than 60 days' notice to the Trustee and the Noteholders in accordance with Condition 15 (Notices) (which notice shall be irrevocable) at their principal amount (together with interest accrued to the date fixed for redemption), if (i) the Issuer satisfies the Trustee immediately before the giving of such notice that it has or will become obliged to pay additional amounts as described under Condition 7 (Taxation) as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 12 October 2018, and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this Condition 5(b) (Redemption for Taxation Reasons), the Issuer shall deliver to the Trustee a certificate signed by two directors of the Issuer stating that the obligation referred to in (i) above cannot be avoided by the Issuer taking reasonable measures available to it and the Trustee shall be entitled to accept such certificate (without any further investigation) as sufficient evidence of the satisfaction of the condition precedent set out in (ii) above, in which event it shall be conclusive and binding on Noteholders and Couponholders.
All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition.

(c)	Redemption at the Option of the Issuer:
The Issuer may, on giving not less than 15 nor more than 30 days' irrevocable notice to the Trustee and the Noteholders redeem all or some of the Notes on any Interest Payment

Date. Any such redemption of Notes shall be at their Early Redemption Amount together with interest accrued up to (and including) the date fixed for redemption.
For the purposes of these Conditions, "Early Redemption Amount" means an amount equal to the principal amount of that Note then outstanding multiplied by the higher of: (A) 1; and (B) the price expressed as a percentage and determined by an internationally recognised investment bank based in London acting as financial adviser (selected by the Issuer and notified in writing to the Trustee) at which the Gross Redemption Yield (as defined below) on such Notes on the Reference Date (as defined below) is equal to the Gross Redemption Yield at 3.00 p.m. (London time) on the Reference Date on the Reference Gilt (as defined below) while that stock is in issue.
For the purposes of this Condition, "Gross Redemption Yield" means a yield expressed as a percentage and calculated on a basis consistent with the basis indicated by the United Kingdom Debt Management Office publication "Formulae for Calculating Gilt Prices from Yields" published on 8 June 1998 with effect from 1 November 1998 and updated on 16 March 2005, page 5 or any replacement therefor and, for the purposes of such calculation, the date of redemption of the Notes shall be the Maturity Date; "Reference Date" means the date which is two Business Days prior to the despatch of the notice of redemption under this Condition; and "Reference Gilt" means the Treasury stock whose modified duration most closely matches that of the Notes on the Reference Date determined by agreement of three persons operating in the gilt-edged market (selected by the Issuer and notified in writing to the Trustee).
All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition.
In the case of a partial redemption of the Notes pursuant to this Condition, such Notes to be redeemed shall be drawn by lot in London, or identified in such other manner or in such other place as the Issuer deems appropriate and fair, subject always to compliance with all applicable laws and the requirements of each listing authority, stock exchange and/or quotation system (if any) by which the Notes may have been admitted to listing, trading and/or quotation.

(d)	Redemption at the Option of Noteholders:

(i)
If, at any time while any of the Notes remain outstanding, the Issuer becomes aware of the occurrence of a Restructuring Event (as defined below), the Issuer shall promptly (and, in any event within fourteen Business Days) notify the Trustee in writing.

(ii)

(a)	If, at any time while any of the Notes remains outstanding, a Restructuring Event (as defined below) occurs and prior to the commencement of or during the Restructuring Period (as defined below):

(A)
an independent financial adviser (as described below) shall have certified in writing to the Trustee that such Restructuring Event will not be or is not, in its opinion, materially prejudicial to the interests of the Noteholders; or

(B)
if there are Rated Securities (as defined below), each Rating Agency (as defined below) that at such time has assigned a current rating to the Rated Securities confirms in writing to the Issuer at its request (which it shall make as set out below) that it will not be withdrawing or reducing the then current rating assigned to the Rated Securities by it from an investment grade rating (BBB-/Baa3, or their respective equivalents for the time being, or better) to a non-investment grade rating (BB+/Bal, or their respective equivalents for the time being, or worse) or, if the Rating Agency shall have already rated the Rated Securities below investment grade (as described above), the rating will not be lowered by one full rating category or more, in each case as a result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event, the following provisions of this Condition 5(d) (Redemption at the Option of Noteholders) shall cease to have any further effect in relation to such Restructuring Event.

(b)	If, at any time while any of the Notes remains outstanding, a Restructuring Event occurs and (subject to Condition 5(d)(ii)(a)):

(A)	within the Restructuring Period, either:

(i)	if at the time such Restructuring Event occurs there are Rated Securities, a Rating Downgrade (as defined below) in respect of such Restructuring Event also occurs; or

(ii)	if at such time there are no Rated Securities, a Negative Rating Event (as defined below) in respect of such Restructuring Event also occurs; and

(B)
an independent financial adviser shall have certified in writing to the Trustee that such Restructuring Event is, in its opinion, materially prejudicial to the interests of the Noteholders (a Negative Certification), then, unless at any time the Issuer shall have given notice under Condition 5(c) (Redemption at the Option of the Issuer), the holder of each Note will, upon the giving of a Put Event Notice (as defined below), have the option (the "Put Option") to require the Issuer to redeem or, at the option of the Issuer, purchase (or procure the purchase of) that Note on the Put Date (as defined below), at its principal amount outstanding together with (or, where purchased, together with an amount equal to) interest (if any) accrued to (but excluding) the Put Date.
A Restructuring Event shall be deemed not to be materially prejudicial to the interests of the Noteholders if, notwithstanding the occurrence of a Rating Downgrade or a Negative Rating Event, the rating assigned to the Rated Securities by any Rating Agency (as defined below) is subsequently increased to, or, as the case may be, there is assigned to the Notes or other unsecured and unsubordinated debt of the Issuer having an initial maturity of five years or more by any Rating Agency, an investment grade rating (BBB-/Baa3) or their respective equivalents for the time being) or better prior to any Negative Certification being issued.
Any Negative Certification shall be conclusive and binding on the Trustee, the Issuer and the Noteholders. The Issuer may, at any time, with the approval of the Trustee appoint an independent financial adviser for the purposes of this Condition 5(d) (Redemption at the Option of Noteholders). If, within five Business Days following the occurrence of a Rating Downgrade or a Negative Rating Event, as the case may be, in respect of a Restructuring Event, the Issuer shall not have appointed an independent financial adviser for the purposes of Condition 5(d)(ii)(b)(B) and (if so required by the Trustee) the Trustee is indemnified and/or prefunded and/or secured by the Issuer to its satisfaction against the costs of such adviser, the Trustee may appoint an independent financial adviser for such purpose following consultation with the Issuer.

(iii)
Promptly upon the Issuer becoming aware that a Put Event (as defined below) has occurred, and in any event not later than 14 days after the occurrence of a Put Event, the Issuer shall, give notice (a Put Event Notice) to the Noteholders in accordance with Condition 15 (Notices) specifying the nature of the Put Event and the procedure for exercising the Put Option.

(iv)
To exercise the Put Option, the holder of a Note must comply with the provisions of Condition 5(d) (Redemption at the Option of Noteholders). The applicable notice period for the purposes of Condition 5(d) (Redemption at the Option of Noteholders) shall be the period (the Put Period) of 45 days after that on which a Put Event Notice is given. Subject to the relevant Noteholder having complied with Condition 5(d) (Redemption at the Option of Noteholders), the Issuer shall redeem or, at the option of the Issuer, purchase (or procure the purchase of) the relevant Note on the fifteenth day after the date of expiry of the Put Period (the Put Date) unless previously redeemed or purchased.

(v)	For the purposes of these Conditions:

(a)
"Distribution Company" means any of Western Power Distribution (East Midlands) plc, Western Power Distribution (South Wales) plc, Western Power Distribution (South West) plc and Western Power Distribution (West Midlands) plc.

(b)	"Distribution Licence" means an electricity distribution licence granted under section 6(1)(c) of the Electricity Act 1989 (as amended by section 30 of the Utilities Act 2000 and from time to time).

(c)
"Distribution Services Area" means, in respect of any Distribution Company, the area specified as such in the relevant Distribution Licence granted to it on 1 October 2001, as of the date of such Distribution Licence.

(d)	"Maturity Date" means 16 October 2026.

(e)
A "Negative Rating Event" shall be deemed to have occurred if (1) the Issuer does not, either prior to or not later than 14 days after the date of the relevant Restructuring Event, seek, and thereupon use all reasonable endeavours to obtain, a rating of the Notes or any other unsecured and unsubordinated debt of the Issuer having an initial maturity of five years or more from a Rating Agency or (2) if it does so seek and use such endeavours, it is unable, as a result of such Restructuring Event, to obtain such a rating of at least investment grade (BBB-/Baa3, or their respective equivalents for the time being).

(f)
A "Put Event" occurs on the date of the last to occur of (1) a Restructuring Event, (2) either a Rating Downgrade or, as the case may be, a Negative Rating Event and (3) the relevant Negative Certification.

(g)
"Rating Agency" means S&P Global Ratings Europe Limited or any of its subsidiaries and their successors ("Standard & Poor's") or Moody's Investors Service Ltd. or any of its subsidiaries and their successors ("Moody's") or any rating agency substituted for any of them (or any permitted substitute of them) by the Issuer from time to time with the prior written approval of the Trustee.

(h)
A "Rating Downgrade" shall be deemed to have occurred in respect of a Restructuring Event if the then current rating assigned to the Rated Securities by any Rating Agency (or any other rating provided by a rating agency at the invitation of the Issuer or by its own volition) is withdrawn or reduced from an investment grade rating (BBB-/Baa3), or their respective equivalents for the time being, or better) to a non-investment grade rating (BB+/Bal), or their respective equivalents for the time being, or worse) or, if the rating agency shall then have already rated the Rated Securities below investment grade (as described above), the rating is lowered one full rating category or more.

(i)
"Rated Securities" means the Notes, if at any time and for so long as they have a rating from a Rating Agency, and otherwise any other unsecured and unsubordinated debt of the Issuer having an initial maturity of five years or more which is rated by a rating agency;

(j)	"Restructuring Event" means the occurrence of any one or more of the following events:
(A)

(i)	the Secretary of State for Business, Innovation and Skills (or any successor) giving any of the Distribution Companies a written notice of any revocation of its Distribution Licence; or

(ii)	any of the Distribution Companies agreeing in writing with the Secretary of State for Business, Innovation and Skills (or any successor) to any revocation or surrender of its Distribution Licence; or

(iii)	any legislation (whether primary or subordinate) being enacted which terminates or revokes the Distribution Licence of any of the Distribution Companies;
except, in each such case, in circumstances where a licence or licences on substantially no less favourable terms is or are granted to the Issuer or a wholly-owned subsidiary of the Issuer; or

(B)
any modification (other than a modification which is of a formal, minor or technical nature or to correct a manifest error) being made to the terms and conditions upon which a Distribution Company is authorised and empowered under relevant legislation to distribute electricity in the Distribution Services Area unless two directors of such Distribution Company have certified to the Trustee that the modified terms and conditions are not materially less favourable to the business of that Distribution Company; or

(C)
any legislation (whether primary or subordinate) is enacted which removes, qualifies or amends (other than an amendment which is of a formal, minor or technical nature or to correct a manifest error) the duties of the Secretary of State for Business, Innovation and Skills (or any successor) and/or the Gas and Electricity Markets Authority (or any successor) under section 3A of the Electricity Act 1989 (as amended by the Utilities Act 2000) (as this may be amended from time to time) unless two directors of each Distribution Company have certified in good faith to the Trustee that such removal, qualification or amendment does not have a materially adverse effect on the financial condition of such Distribution Company; or

(D)	the Issuer ceases to be a direct or indirect subsidiary of PPL Corporation.

(k)	"Restructuring Period" means:

(A)	if at the time a Restructuring Event occurs there are Rated Securities, the period of 90 days starting from and including the day on which that Restructuring Event occurs; or

(B)
if at the time a Restructuring Event occurs there are no Rated Securities, the period starting from and including the day on which that Restructuring Event occurs and ending on the day 90 days following the later of (aa) the date (if any) on which the Issuer shall seek to obtain a rating as contemplated by the definition of Negative Rating Event; (bb) the expiry of the 14 days referred to in the definition of Negative Rating Event and (cc) the date on which a Negative Certification shall have been given to the Trustee in respect of that Restructuring Event.

(l)	A Rating Downgrade or a Negative Rating Event or a non-investment grade rating shall be deemed not to have occurred as a result or in respect of a Restructuring Event if the Rating Agency making the relevant reduction in rating or, where applicable, refusal to assign a rating of at least investment grade as provided in this Condition 5(d) (Redemption at the Option of Noteholders), does not announce or publicly confirm or inform the Issuer in writing at its request (which it shall make as set out in the following paragraph) that the reduction or, where applicable, declining to assign a rating of at least investment grade, was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event.
The Issuer undertakes to contact the relevant Rating Agency immediately following that reduction, or, where applicable the refusal to assign a rating of at least investment grade, to confirm whether that reduction or refusal to assign a rating of at least investment grade was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event. The Issuer shall notify the Trustee immediately upon receipt of any such confirmation from the relevant Rating Agency.

(e)	Redemption on disposal of a Distribution Company:
If a Disposal Event (as defined below) occurs, the Issuer shall, on giving not less than 15 nor more than 30 days' irrevocable notice to the Trustee and the Noteholders redeem all of the Notes. Any such redemption of the Notes shall be at the Early Redemption Amount together with interest accrued up to (and including) the date fixed for redemption.
For the purposes of these Conditions:

(i)	"Disposal" means the Issuer ceasing directly or indirectly to:

(A)	own more than 51 per cent. of the economic rights of any Distribution Company;

(B)	have the right to cast more than 51 per cent. of the votes capable of being cast in general meetings of any Distribution Company; or

(C)	have the ability to determine the composition of the majority of the board of directors or equivalent body of any Distribution Company.

(ii)	"Disposal Event" means the occurrence of (i) a Disposal and (ii) during the Disposal Period, a Rating Downgrade.

(iii)	"Disposal Period" means the period of 90 days starting from and including the day on which that Disposal occurs.

(iv)
A "Rating Downgrade" shall be deemed to have occurred in respect of a Disposal if the then current rating assigned to the Notes by any Rating Agency (or any other rating provided by a rating agency at the invitation of the Issuer or by its own volition) is withdrawn or reduced from an investment grade rating (BBB-/Baa3), or their respective equivalents for the time being, or better) to a non-investment grade rating (BB+/Bal), or their respective equivalents for the time being, or worse) or, if the rating agency shall then have already rated the

Notes below investment grade (as described above), the rating is lowered one full rating category or more.

(f)	Purchases:
The Issuer or its subsidiaries may at any time purchase Notes (provided that all unmatured Coupons are attached thereto or surrendered therewith) in the open market or otherwise at any price.

(g)	Cancellation:
All Notes purchased by or on behalf of the Issuer or its subsidiaries may be surrendered for cancellation by surrendering each such Note together with all unmatured Coupons to the Principal Paying Agent and, in each case, if so surrendered, shall, together with all Notes redeemed by the Issuer, be cancelled forthwith (together with all unmatured Coupons attached thereto or surrendered therewith). Any Notes so surrendered for cancellation may not be reissued or resold and the obligations of the Issuer in respect of any such Notes shall be discharged.

6.	Payments
Payments of principal and interest in respect of the Notes shall, subject as mentioned below, be made against presentation and surrender of the relevant Notes (in the case of all payments of principal and, in the case of interest, as specified in Condition 6(c)(ii) (Unmatured Coupons)) or Coupons (in the case of interest, save as specified in Condition 6(c)(ii) (Unmatured Coupons)), as the case may be, at the specified office of any Paying Agent outside the United States by a transfer to an account denominated in such currency with, a bank in London.

(a)	Payments subject to Fiscal Laws:
All payments are subject in all cases to (i) any applicable fiscal or other laws, regulations and directives in the place of payment, but without prejudice to the provisions of Condition 7 (Taxation) and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the "Code") or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or (without prejudice to Condition 7 (Taxation)) any law implementing an intergovernmental approach thereto. No commission or expenses shall be charged to the Noteholders or Couponholders in respect of such payments.

(b)	Appointment of Agents:
The Principal Paying Agent and the Paying Agents initially appointed by the Issuer are listed in the Agency Agreement. The Principal Paying Agent and the Paying Agents act solely as agents of the Issuer and do not assume any obligation or relationship of agency or trust for or with any Noteholder or Couponholder. The Issuer reserves the right at any time with the approval of the Trustee to vary or terminate the appointment of the Principal Paying Agent or any other Paying Agent and to appoint additional or other Paying Agents provided that the Issuer shall at all times maintain (i) a Principal Paying Agent and (ii) such other agents as may be required by any other stock exchange on which the Notes may be listed in each case, as approved by the Trustee.

Notice of any such change or any change of any specified office shall promptly be given to the Noteholders.

(c)	Unmatured Coupons:

(i)
Upon the due date for redemption of the Notes, the Notes should be surrendered for payment together with all unmatured Coupons (if any) relating thereto, failing which an amount equal to the face value of each missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the amount of such missing unmatured Coupon that the sum of principal so paid bears to the total principal due) shall be deducted from the principal amount outstanding or Early Redemption Amount, as the case may be, due for payment. Any amount so deducted shall be paid in the manner mentioned above against surrender of such missing Coupon within a period of 10 years from the Relevant Date for the payment of such principal (whether or not such Coupon has become void pursuant to Condition 8 (Prescription)).

(ii)
If the due date for redemption of any Note is not a due date for payment of interest, interest accrued from the preceding Interest Payment Date or the Issue Date, as the case may be, shall only be payable against presentation (and surrender if appropriate) of the relevant Note.

(d)	Non-Business Days:
If any date for payment in respect of any Note or Coupon is not a business day, the holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment. In this paragraph, "business day" means a day (other than a Saturday or a Sunday) on which banks are open for presentation and payment of debt securities and for dealings in foreign currency in the relevant place of presentation in London.

7.	Taxation
All payments of principal and interest by or on behalf of the Issuer in respect of the Notes, and the Coupons shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United Kingdom or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as shall result in receipt by the Noteholders and Couponholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any Note or Coupon:

(a)	Other connection:
to, or to a third party on behalf of, a holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Note or Coupon by reason of his having some connection with the United Kingdom other than the mere holding of the Note or Coupon; or

(b)	Lawful avoidance of withholding:

to, or to a third party on behalf of, a holder who could lawfully avoid (but has not so avoided) such deduction or withholding by complying or procuring that any third party complies with any reasonable written request of the Issuer or the Principal Paying Agent or any other Paying Agent addressed to the Noteholders and made at least 30 days before any such deduction or withholding would be payable to comply with any statutory requirements or make or procure that any third party makes a declaration of non-residence or other similar claim for exemption to any tax authority in the place where the relevant Note or Coupon is presented for payment; or

(c)	Presentation more than 30 days after the Relevant Date:
presented or surrendered for payment more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such additional amounts on presenting it for payment on the thirtieth day.
As used in these Conditions, "Relevant Date" in respect of any Note or Coupon means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date seven days after that on which notice is duly given to the Noteholders that, upon further presentation of the Note or Coupon being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Conditions to (i) principal shall be deemed to include any premium payable in respect of the Notes Early Redemption Amounts, and all other amounts in the nature of principal payable pursuant to Condition 5 (Redemption, Purchase and Options) or any amendment or supplement to it, (ii) interest shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 4 (Interest and other Calculations) or any amendment or supplement to it and (iii) principal and/or interest shall be deemed to include any additional amounts that may be payable under this Condition or any undertaking given in addition to or in substitution for it under the Trust Deed.

8.	Prescription
Claims against the Issuer for payment in respect of the Notes and Coupons shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of them.

9.	Events of Default
If any of the following events ("Events of Default") occurs and is continuing, the Trustee at its discretion may, and if so requested by holders of at least one-quarter in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution and if indemnified and/or prefunded and/or secured to its satisfaction shall, give notice to the Issuer that the Notes are, and they shall immediately become, due and payable at their outstanding principal amount together (if applicable) with accrued interest:
(i)    Non-Payment:
if default is made in the payment of any principal or interest due in respect of the Notes or any of them and the default continues for a period of 14 days in the case of principal and 21 days in the case of interest or, where relevant, the Issuer, having become obliged to redeem, purchase or procure the purchase of (as the case may be) any Notes pursuant to Condition 5 (Redemption, Purchase and Options) fails to do so within a period of 14 days of having become so obliged; or

(ii)    Breach of Other Obligations:
the Issuer does not perform, observe or comply with any one or more of its other obligations, covenants, conditions or provisions under the Notes or the Trust Deed and (except where the Trustee shall have certified to the Issuer in writing that it considers such failure to be incapable of remedy in which case no such notice or continuation as is hereinafter mentioned will be required) the failure continues for the period of 30 days next following the service by the Trustee on the Issuer of notice requiring the same to be remedied; or
(iii)    Cross-default and Cross-acceleration:
if (A) any indebtedness of the Issuer or any Distribution Company becomes due and repayable prior to its stated maturity by reason of a default or (B) any such indebtedness of the Issuer is not paid when due or, as the case may be, within any applicable grace period (as originally provided) or (C) the Issuer fails to pay when due (or, as the case may be, within any originally applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness of any person, provided that the aggregate amount of the relevant indebtedness in respect of which any one or more of the events mentioned above in this paragraph (iii) has or have occurred equals or exceeds £20,000,000;
For the purposes of these Conditions:
"indebtedness" means (i) money borrowed, (ii) liabilities under or in respect of any acceptance or acceptance credit or (iii) any notes, bonds, debentures, debenture stock, loan stock or other securities offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash.
(iv)    Enforcement Proceedings:
a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any substantial part of the property, assets or revenues of the Issuer and is not discharged or stayed within 90 days; or
(v)    Insolvency:
the Issuer is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of its debts generally or a material part of a particular type of its debts, proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared or comes into effect in respect of or affecting its debts generally or any part of a particular type of the debts of the Issuer; or
(vi)    Winding-up:
(A) an administrator or liquidator is appointed in relation to the Issuer (and, in each case, not discharged within 90 days) or (B) an order is made or an effective resolution passed for the winding-up or dissolution or administration of the Issuer, or (C) the Issuer shall apply or petition for a winding-up or administration order in respect of itself or (D) the Issuer ceases or threatens to cease to carry on all or substantially all of its business or operations, in each case ((A) to (D) inclusive) except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by the Trustee or by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders; or
(vii)    Nationalisation:
any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets of the Issuer; or
(viii)    Illegality:
it is or will become unlawful for the Issuer to perform or comply with any one or more of its obligations under any of the Notes or the Trust Deed, provided that in the case of paragraph (ii) the Trustee shall have certified (without liability on its part) that in its opinion such event is materially prejudicial to the interests of the Noteholders.

10.	Meetings of Noteholders, Modification, Waiver and Substitution

(a)	Meetings of Noteholders:
The Trust Deed contains provisions for convening meetings of Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution (as defined in the Trust Deed) of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by Noteholders holding not less than 10 per cent. in aggregate principal amount of the Notes for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution shall be two or more persons holding or representing not less than 50 per cent. in aggregate principal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the aggregate principal amount of the Notes held or represented, unless the business of such meeting includes consideration of proposals:

(i)	to amend the dates of maturity or redemption of the Notes or any date for payment of interest or Interest Amounts on the Notes;

(ii)	to reduce or cancel the principal amount of, or any premium payable on redemption of, the Notes;

(iii)
to reduce the rate or rates or amount of interest in respect of the Notes or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Notes;

(iv)	to vary any method of, or basis for, calculating the Early Redemption Amount;

(v)	to vary the currency or currencies of payment or denomination of the Notes;

(vi)
to sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer, whether or not those rights arise under the Trust Deed;

(vii)	to amend the definition of Reserved Matter; or

(viii)	to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass the Extraordinary Resolution,
(each a "Reserved Matter")
in which case the necessary quorum shall be two or more persons holding or representing not less than 75 per cent., or at any adjourned meeting not less than 25 per cent., in aggregate principal amount of the Notes for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on all Noteholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders.
The Trust Deed provides that a resolution in writing signed by or on behalf of the holders of not less than 75 per cent. in principal amount of the Notes outstanding shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of Noteholders duly convened and held. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

(b)	Modification of the Trust Deed:
The Trustee may agree, without the consent of the Noteholders or Couponholders, (i) to any modification of any of the provisions of the Trust Deed or the Notes, or Coupons or these Conditions that is of a formal, minor or technical nature or is made to correct a manifest error, or (ii) if in the opinion of the Trustee the interests of the Noteholders will not be materially prejudiced thereby, to any other modification (except in relation to a Reserved Matter), and any waiver or authorisation of any breach or proposed breach of any of the provisions of the Trust Deed or the Notes, or Coupons or these Conditions, or determine that any Event of Default shall not be treated as such. Any such modification, authorisation or waiver shall be binding on the Noteholders and the Couponholders and, if the Trustee so requires, such modification shall be notified to the Noteholders as soon as practicable.

(c)	Substitution:
The Trust Deed contains provisions for the substitution of the Issuer. The Trustee may agree, subject to the execution of a deed or undertaking supplemental to the Trust Deed in form and manner satisfactory to the Trustee and such other conditions as the Trustee may require, but without the consent of the Noteholders or the Couponholders, to the substitution of the Issuer's successor in business in place of the Issuer or of any previous substituted company, as principal debtor under the Trust Deed and the Notes. In the case of such a substitution the Trustee may agree, without the consent of the Noteholders or the Couponholders, to a change of the law governing the Notes, the Coupons, and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Noteholders.

(d)	Entitlement of the Trustee:
In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the interests of the Noteholders as a class and shall not have regard to the consequences of such exercise for individual Noteholders or Couponholders and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders.

11.	Enforcement
At any time after the occurrence of an Event of Default which is continuing, and, in the case of paragraph (ii) of Condition 9 (Events of Default) where the Trustee has certified (without liability on its part) that in its opinion such event is materially prejudicial to the interests of the Noteholders, the Trustee may, at its discretion and without further notice, institute such proceedings against the Issuer as it may think fit to enforce the terms of the Trust Deed, the Notes and the Coupons, but it need not take any such proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Noteholders holding at least one-quarter in principal amount of the Notes outstanding, and (b) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. No Noteholder or Couponholder may proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

12.	Indemnification of the Trustee
The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility. The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit.
The Trustee may rely without liability on a report, confirmation or certificate or any advice of any accountants, financial advisers, financial institution or any other expert, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee may accept and shall be entitled to rely on any such report, confirmation or certificate or advice and such report, confirmation or certificate or advice shall be binding on the Issuer, the Trustee and the Noteholders.

13.	Replacement of Notes and Coupons
If a Note or Coupon is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, regulations and stock exchange or other relevant authority regulations, at the specified office of the Principal Paying Agent in London or such other Paying Agent as the case may be, as may from time to time be designated by the Issuer for the purpose and notice of whose designation is given to Noteholders, in each case on payment by the claimant of the fees and costs incurred in connection therewith and on such terms as to evidence, security and indemnity (which may provide, inter alia, that if the allegedly lost, stolen or destroyed Note or Coupon is subsequently presented for payment, there shall be paid to the Issuer on demand the amount payable by the Issuer in respect of such Notes or Coupons) and otherwise as the Issuer may require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

14.	Further Issues
The Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further securities either having the same terms and conditions as the Notes in all respects (or in all respects save for the Issue Date, interest commencement date and issue price) and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the Notes) or upon such different terms as the Issuer may determine at the time of their issue. References in these Conditions to the Notes include (unless the context requires otherwise) any other securities issued pursuant to this Condition and forming a single series with the Notes. Any further issues may be constituted by the Trust Deed or any deed supplemental to it. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of securities of other series where the Trustee so decides.

15.	Notices
Notices to the holders of Notes shall be valid if published in a daily newspaper of general circulation in London (which is expected to be the Financial Times). If in the sole opinion of the Trustee any such publication is not practicable, notice shall be validly given if published in another leading daily English language newspaper with general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made, as provided above.
Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Notes in accordance with this Condition.

16.	Contracts (Rights of Third Parties) Act 1999
No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999.

17.	Governing Law and Jurisdiction

(a)	Governing Law:
The Trust Deed, the Notes and the Coupons and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law.

(b)	Jurisdiction:
The Courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with any Notes or Coupons and accordingly any legal action or proceedings arising out of or in connection with any Notes or Coupons may be brought in such courts. The Issuer has in the Trust Deed irrevocably submitted to the jurisdiction of such courts.

PART C
FORM OF ORIGINAL COUPON

[On the face of the Coupon:]

WESTERN POWER DISTRIBUTION PLC
£350,000,000 3.500 per cent. Notes due October 2026
Coupon for £[amount of interest payment] due on [•].
Such amount is payable, subject to the terms and conditions (the "Conditions") endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[On the reverse of the Coupon:]

Principal Paying Agent: HSBC Bank Plc, 8 Canada Square, London E14 5HQ.

SCHEDULE 3
PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.	Definitions
In this Trust Deed and the Conditions, the following expressions have the following meanings:
"Block Voting Instruction" means, in relation to any Meeting, a document in the English language issued by a Paying Agent:

(a)
certifying that certain specified Notes (each a "Deposited Note") have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)	the conclusion of the Meeting; and

(ii)
the surrender to such Paying Agent, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of the receipt for the deposited or blocked Notes and notification thereof by such Paying Agent to the Issuer and the Trustee; and

(b)
certifying that the depositor of each Deposited Note or a duly authorised person on its behalf has instructed the relevant Paying Agent that the votes attributable to such Deposited Note are to be cast in a particular way on each resolution to be put to the Meeting and that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(c)
listing the total number and (if in definitive form) the certificate numbers of the Deposited Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(d)	authorising a named individual or individuals to vote in respect of the Deposited Notes in accordance with such instructions;
"Chairman" means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (Chairman);
"Extraordinary Resolution" means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than three quarters of the votes cast;
"Meeting" means a meeting of Noteholders (whether originally convened or resumed following an adjournment);
"Proxy" means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction other than:

(a)
any such person whose appointment has been revoked and in relation to whom the relevant Paying Agent has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re‑appointed to vote at the Meeting when it is resumed;

"Relevant Fraction" means:

(a)	for all business other than voting on an Extraordinary Resolution, one tenth;

(b)	for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, half; and

(c)	for voting on any Extraordinary Resolution relating to a Reserved Matter, three quarters;
provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

(i)	for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, any proportion of the Notes which such Voters represent; and

(ii)	for voting on any Extraordinary Resolution relating to a Reserved Matter, one quarter;
"Reserved Matter" means any proposal:

(a)	to amend the dates of maturity or redemption of the Notes or any date for payment of interest or Interest Amounts on the Notes;

(b)	to reduce or cancel the principal amount of, or any premium payable on redemption of, the Notes;

(c)
to reduce the rate or rates or amount of interest in respect of the Notes or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Notes;

(d)	to vary any method of, or basis for, calculating the Early Redemption Amount;

(e)	to vary the currency or currencies of payment or denomination of the Notes;

(f)
to sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer, whether or not those rights arise under this Trust Deed;

(g)	to amend this definition; or

(h)	to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass the Extraordinary Resolution;
"Voter" means, in relation to any Meeting, the bearer of a Voting Certificate, a Proxy or the bearer of a definitive Note who produces such definitive Note at the Meeting;
"Voting Certificate" means, in relation to any Meeting, a certificate in the English language issued by a Paying Agent and dated in which it is stated:

(a)
that certain specified Notes (the "Deposited Notes") have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)	the conclusion of the Meeting; and

(ii)	the surrender of such certificate to such Paying Agent; and

(b)	that the bearer of such certificate is entitled to attend and vote at the Meeting in respect of the Deposited Notes;
"Written Resolution" means a resolution in writing signed by or on behalf of 75 per cent. of holders of Notes who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Notes;
"24 hours" means a period of 24 hours including all or part of a day (disregarding for this purpose the day upon which such Meeting is to be held) upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the Paying Agents have their Specified Offices and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and
"48 hours" means 2 consecutive periods of 24 hours.

2.	Issue of Voting Certificates and Block Voting Instructions
The holder of a Note may obtain a Voting Certificate from any Paying Agent or require any Paying Agent to issue a Block Voting Instruction by depositing such Note with such Paying Agent or arranging for such Note to be (to its satisfaction) held to its order or under its control or blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. A Voting Certificate or Block Voting Instruction shall be valid until the release of the deposited Notes to which it relates. So long as a Voting Certificate or Block Voting Instruction is valid, the bearer thereof (in the case of a Voting Certificate) or any Proxy named therein (in the case of a Block Voting Instruction) shall be deemed to be the holder of the Notes to which it relates for all purposes in connection with the Meeting. A Voting Certificate and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Note.

3.	References to deposit/release of Notes
Where Notes are within Euroclear or Clearstream, Luxembourg or any other clearing system, references to the deposit, or release, of Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of Euroclear or Clearstream, Luxembourg or such other clearing system.

4.	Validity of Block Voting Instructions
Block Voting Instruction shall be valid only if deposited at the Specified Office of the relevant Paying Agent or at some other place approved by the Trustee, at least 24 hours before the time fixed for the relevant Meeting or the Chairman decides otherwise before the Meeting proceeds to business. If the Trustee requires, a notarised copy of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Trustee shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

5.	Convening of Meeting
The Issuer or the Trustee may convene a Meeting at any time, and the Trustee shall be obliged to do so subject to its being indemnified and/or secured and/or pre-funded to its satisfaction upon the request in writing of Noteholders holding not less than one tenth of the aggregate principal amount of the outstanding Notes. Every Meeting shall be held on a date, and at a time and place, approved by the Trustee.

6.	Notice
At least 21 days' notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Noteholders and the Paying Agents (with a copy to the Issuer) where the Meeting is convened by the Trustee or, where the Meeting is convened by the Issuer, the Trustee. The notice shall set out the full text of any resolutions to be proposed unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that the Notes may be deposited with, or to the order of, any Paying Agent for the purpose of obtaining Voting Certificates or appointing Proxies not later than 48 hours before the time fixed for the Meeting.

7.	Chairman
An individual (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the Issuer may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8.	Quorum
The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Notes; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Notes is represented by the Temporary Global Note and the Permanent Global Note a single Voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two Voters for the purpose of forming a quorum.

9.	Adjournment for want of quorum
If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

(a)	in the case of a Meeting requested by Noteholders, it shall be dissolved; and

(b)
in the case of any other Meeting (unless the Issuer and the Trustee otherwise agree), it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines (with the approval of the Trustee); provided, however, that:

(i)	the Meeting shall be dissolved if the Issuer and the Trustee together so decide; and

(ii)	no Meeting may be adjourned more than once for want of a quorum.

10.	Adjourned Meeting
The Chairman may, with the consent of, and shall if directed by, any Meeting adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11.	Notice following adjournment
Paragraph 6 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

(a)	10 days' notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

(b)	the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.
It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12.	Participation
The following may attend and speak at a Meeting:

(a)	Voters;

(b)	representatives of the Issuer and the Trustee;

(c)	the financial advisers of the Issuer and the Trustee;

(d)	the legal counsel to the Issuer and the Trustee and such advisers;

(e)	the representatives of the Principal Paying Agent and the legal counsel to the Principal Paying Agent; and

(f)	any other person approved by the Meeting or the Trustee.

13.	Show of hands
Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman's declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution. Where there is only one Voter, this paragraph shall not apply and the resolution will immediately be decided by means of a poll.

14.	Poll
A demand for a poll shall be valid if it is made by the Chairman, the Issuer, the Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15.	Votes
Every Voter shall have:

(a)	on a show of hands, one vote; and

(b)	on a poll, one vote in respect of each £1,000 in aggregate face amount of the outstanding Note(s) represented or held by him.
Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way. In the case of a voting tie the Chairman shall have a casting vote.

16.	Validity of Votes by Proxies
Any vote by a Proxy in accordance with the relevant Block Voting Instruction shall be valid even if such Block Voting Instruction or any instruction pursuant to which it was given has been amended or revoked, provided that neither the Issuer, the Trustee nor the Chairman has been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re‑appointed under a Block Voting Instruction to vote at the Meeting when it is resumed.

17.	Powers
A Meeting shall have power (exercisable only by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)	to approve any Reserved Matter;

(b)
to approve any proposal by the Issuer for any modification, abrogation, variation or compromise of any provisions of this Trust Deed or the Conditions or any arrangement in respect of the obligations of the Issuer under or in respect of the Notes;

(c)	(other than as permitted under Clause 6.3 of this Trust Deed) to approve the substitution of any person for the Issuer (or any previous substitute) as principal obligor under the Notes;

(d)
to waive any breach or authorise any proposed breach by the Issuer of its obligations under or in respect of this Trust Deed or the Notes or any act or omission which might otherwise constitute an Event of Default under the Notes;

(e)	to remove any Trustee;

(f)	to approve the appointment of a new Trustee;

(g)
to authorise the Trustee (subject to its being indemnified and/or secured and/or pre-funded to its satisfaction) or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

(h)	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Notes;

(i)	to give any other authorisation or approval which under this Trust Deed or the Notes is required to be given by Extraordinary Resolution; and

(j)
to appoint any persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary Resolution.

18.	Extraordinary Resolution binds all holders
An Extraordinary Resolution shall be binding upon all Noteholders and Couponholders, whether or not present at such Meeting, and each of the Noteholders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Noteholders and the Paying Agents (with a copy to the Issuer and the Trustee) within 14 days of the conclusion of the Meeting.

19.	Minutes
Minutes of all resolutions and proceedings at each Meeting shall be made. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

20.	Written Resolution
A Written Resolution shall take effect as if it were an Extraordinary Resolution.

21.	Further regulations
Subject to all other provisions contained in this Trust Deed, the Trustee may without the consent of the Issuer or the Noteholders prescribe such further regulations regarding the holding of Meetings of Noteholders and attendance and voting at them as the Trustee may in its sole discretion determine.

22.	Several series
The following provisions shall apply where outstanding Notes belong to more than one series:

(a)	Business which in the opinion of the Trustee affects the Notes of only one series shall be transacted at a separate Meeting of the holders of the Notes of that series.

(b)
Business which in the opinion of the Trustee affects the Notes of more than one series but does not give rise to an actual or potential conflict of interest between the holder of Notes of one such series and the holders of Notes of any other such series shall be transacted either at separate Meetings of the holders of the Notes of each such series or at a single Meeting of the holders of the Notes of all such Series, as the Trustee shall in its absolute discretion determine.

(c)
Business which in the opinion of the Trustee affects the Notes of more than one series and gives rise to an actual or potential conflict of interest between the holders of Notes of one such series and the holders of Notes of any other such series shall be transacted at separate Meetings of the holders of the Notes of each such series.

(d)	The preceding paragraphs of this Schedule shall be applied as if references to the Notes and Noteholders were to the Notes of the relevant series and to the holders of such Notes.

(e)	In this paragraph, "business" includes (without limitation) the passing or rejection of any resolution.

Signatories

WESTERN POWER DISTRIBUTION PLC

EXECUTED as a deed by	)
WESTERN POWER	)
DISTRIBUTION PLC	)
Acting by	)	/s/ Ian Williams
and	)	Director

/s/ Julie Hunt
Witness attesting to Director's signature

HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED

Signed as a deed by /s/ Simon Lazarus Simon Lazarus as authorised signatory for HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED in the presence of:
______________________________

/s/ Vivian Cole	Signature of witness

Vivian Cole	Name of witness

HSBC Bank plc	Address of witness

8 Canada Square

London E14 5HQ

Transaction Manager	Occupation of witness